Exhibit 10.22

                              AMENDED AND RESTATED
                          REVOLVING CREDIT, TERM LOAN
                                      AND
                               SECURITY AGREEMENT

          Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of February 28, 2001 (this "Agreement") among MEASUREMENT SPECIALTIES, INC., a corporation organized under the laws of the State of New Jersey ("MSI"), MEASUREMENT SPECIALTIES UK LIMITED, a company incorporated in England and Wales and a wholly owned subsidiary of MSI ("MSUK" and collectively with MSI, the "Borrowers"), SUMMIT BANK ("Summit"), THE CHASE MANHATTAN BANK ("Chase"), FIRST UNION NATIONAL BANK ("First Union") and FIRST UNION NATIONAL BANK, as agent (in such capacity, "Agent").

          WHEREAS, MSI, Lenders and Agent are parties to that certain Revolving Credit, Term Loan and Security Agreement dated as of August 7, 2000, as amended (as so amended, the "Existing Loan Agreement") pursuant to which Lenders agreed to extend to MSI: (i) a revolving loan and letter of credit facility of up to FIFTEEN MILLION DOLLARS ($15,000,000) (the "Revolving Credit Commitment"), and
(ii) a term loan in the original principal amount of TWENTY FIVE MILLION DOLLARS ($25,000,000) (the "Term Loan");

          WHEREAS, pursuant to Section 6.17 of the Existing Loan Agreement, MSI and the Lenders agreed to negotiate in good faith to establish, within sixty
(60) days of the date of the Existing Loan Agreement Closing Date, a credit facility for the benefit of MSUK (the "MSUK Sublimit") to serve its working capital needs and enable MSUK to repay a portion of the Intercompany Loan (as hereinafter defined);

          WHEREAS, pursuant to that certain letter agreement dated September 18, 2000, MSI, Lenders and Agent, among other things, agreed to extend the time frame for the creation of the MSUK Sublimit until December 5, 2000;

          WHEREAS, pursuant to that certain letter agreement dated December 5, 2000, MSI, Lenders and Agent, among other things, agreed to extend the time frame for the creation of the MSUK Sublimit until January 31, 2001; and

          WHEREAS, pursuant to that certain letter agreement dated January 31, 2001, MSI, Lenders and Agent, among other things, agreed to extend the time frame for the creation of the MSUK Sublimit until February 28, 2001; and

          WHEREAS, in order to implement the MSUK Sublimit, MSI, Lenders and Agent have agreed that the Existing Loan Agreement should be amended and restated.

          IN CONSIDERATION of the mutual covenants and undertakings herein contained, the parties hereto hereby agree that the Existing Loan Agreement be amended and restated as follows:

1.   DEFINITIONS.
     -----------

     1.1. ACCOUNTING  TERMS.

          Terms used in the recitals hereto and not otherwise defined shall be defined as in the Existing Agreement or herein. As used in this Agreement, the Notes, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of MSI for the fiscal year ended March 31, 2000.

     1.2. GENERAL  TERMS.

          For purposes of this Agreement the following terms shall have the following meanings:

          "Accountants"  shall have the meaning set forth in Section 9.7 hereof.

          "Acquired Entity" shall mean any business, assets or Person subject to an Acquisition permitted under Section 7.11.

          "Acquisition" shall mean any transaction, or any series of related transactions, consummated after the date of this Agreement, by which MSI and/or any of its Subsidiaries (a) acquires any going business or entity or all or substantially all of the assets of any corporation, partnership, joint venture, limited liability company or other firm or any division of any corporation, partnership, joint venture or other firm or entity or the right to use or manage or otherwise exploit any such business or assets, whether through purchase or lease of assets, merger or otherwise, (b) directly or indirectly acquires control of at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors or
(c) directly or indirectly acquires control of a majority ownership interest in or voting control of any partnership, joint venture, limited liability company or other firm or entity. The terms "Acquire" and "Acquired" used as a verb shall have a correlative meaning.

          "Acquisition Agreements" shall mean, collectively, (a) the Agreement of Purchase and Sale including all exhibits and schedules thereto dated as of August 4, 2000 between TRW Sensors & Components, Inc., a Virginia corporation, as seller and MSI, as buyer, and (b) the U.K. Purchase and Sale Agreement including all exhibits and schedules thereto dated as of August 4, 2000 between MSUK, as buyer, and TRW Limited and Lucas Schaevitz Limited, as sellers.

          "Acquisition Transaction" shall have the meaning set forth in Section 2.2(i).

          "Advances" shall mean and include the Revolving Advances, the Term Loan and the Letters of Credit.

          "Advance Rates" shall mean, collectively, the Receivables Advance Rate, the Canadian Receivables Advance Rate, the MSUK Receivables Advance Rate and the Inventory Advance Rate.


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
          "Affiliate" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Agent" shall have the meaning set forth in the preamble to this Agreement and shall extend to all successor and assigns of such Person.

          "Assignments of Patents" shall mean, collectively, the assignments of patents each dated as of August 7, 2000 executed by MSI and Sensors to the Agent for the ratable benefit of the Lenders, and any assignment of patents executed by any Obligor to the Agent for the ratable benefit of the Lenders subsequent to the date hereof, as any of them may be amended, supplemented or otherwise modified from time to time.

          "Assignments of Trademarks" shall mean the assignment of trademarks dated as of August 7, 2000 executed by MSI to the Agent for the ratable benefit of the Lenders and any assignment of trademarks executed by any Obligor to the Agent for the ratable benefit of the Lenders subsequent to the date hereof, as any of them may be amended, supplemented or otherwise modified from time to time.

          "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement by and among a Purchasing Lender, a Transferor Lender and the Agent, as Agent and on behalf of the remaining Lenders, substantially in the form of Exhibit 1.1(A), as amended, supplemented or otherwise modified from time to time.

          "Authority"  shall  have  the  meaning  set  forth in Section 4.19(d).

          "Blocked  Accounts"  shall  have  the  meaning  set  forth  in Section
4.15(h).

          "Borrowers" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

          "Borrowers' Accounts" shall have the meaning set forth in Section 2.9.

          "Borrowing  Base"  shall  have the meaning set forth in Section 2.1(a)

          "Borrowing  Base  Certificate"  shall  have  the  meaning set forth in
Section  2.1(b)  hereto.

          "Business Day" shall mean with respect to LIBOR Rate Loans, any day on which commercial banks are open for domestic and international business, including dealings in Dollar deposits in London, England and New York, New York and with respect to all other matters, any day other than a day on which commercial banks in New Jersey are authorized or required by law to close.

          "Canadian Eligible Receivable" shall mean any Eligible Receivable in which the Customer is located in Canada.


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
          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601 et seq.

          "Change in Control" shall mean (i) with respect to MSI: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than twenty percent (20%) of the aggregate ordinary voting power represented by the issued and outstanding capital stock of MSI; or (b) occupation of a majority of the seats on the board of directors of MSI by Persons who were neither (1) nominated by the board of directors of MSI nor (2) appointed by directors so nominated; and (ii) with respect to any other Obligor, any merger, consolidation, or sale of all or substantially all of the property or assets of or any other circumstance which results in a change from the date hereof in MSI's or any other Obligor's ability to directly or indirectly: (x) to vote 100% of the securities having ordinary voting power for the election of directors of such other Obligor, or (y) to direct or cause the direction of the management and policies of such other Obligor by contract or otherwise.

          "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, any Subsidiary Collateral, MSI, any other Obligor or any Affiliates of MSI or such other Obligor.

          "Chase" shall mean The Chase Manhattan Bank, a New York banking corporation.

          "Closing  Date"  shall  mean  the  date  hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

          "Collateral" shall mean and include all assets of MSI now owned or hereafter acquired or arising including, without limitation, all of MSI's now owned or hereafter acquired or arising:

               (a)  Receivables;

               (b)  Equipment;

               (c)  General  Intangibles;

               (d)  Inventory;

               (e) Leasehold Interests (other than MSI's interest as tenant under the Norristown, Pennsylvania lease);

               (f) right, title and interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables and any


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
and all Collateral (as defined under the Stock Pledge Agreements); (ii) all of MSI's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lien or, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to MSI from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of MSI's contract rights, rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts, money, securities and investment property, including all indemnity and other rights for the benefit of MSI with respect to the Acquisition Agreements and all of MSI's rights under the Intercompany Note and under the Second Mortgage Debenture; (vi) if and when obtained by MSI, all real and personal property of third parties in which MSI has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vii) any other goods, personal property or real property now owned or hereafter acquired in which MSI has expressly granted a security interest or may in the future grant a security interest to Agent, for the benefit of Lenders hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent or any Lender and MSI;

               (g) ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by MSI or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e), or (f) of this Paragraph; and

               (h) all proceeds and products of (a), (b), (c), (d), (e), (f), and (g) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

          "Commitment" shall mean as to any Lender the aggregate of its Revolving Credit Commitment and Term Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitment and Tern Loan Commitments of all of the Lenders.

          "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on MSI's or any other Obligor's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

          "Consolidated Funded Indebtedness" means, as to MSI and the other Obligors on a consolidated basis, all interest bearing Indebtedness (including capital leases and subordinate debt).

          "Contingent Obligations" means, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working


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
capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (D) for the obligations of a limited liability company in which such Person is a member, or (E) otherwise to assure or hold harmless the beneficiary of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligations shall not include the endorsement of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Agent in good faith.

          "Contract Rate" shall mean, as applicable, the Revolving Interest Rate or the Term Loan Rate.

          "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with MSI or Obligors, are treated as a single employer under Section 414 of the Code.

          "Corporate  Purpose  Advance"  shall  have  the  meaning  set forth in
Section  2.1(a).

          "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with MSI, Sensors or MSUK, pursuant to which MSI, Sensors or MSUK is to deliver any personal property or perform any services.

          "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

          "Default Rate" shall have the meaning set forth in Section 3.1 hereof.

          "Depository Accounts" shall have the meaning set forth in Section 4.15(h) hereof.

          "Documents" shall have the meaning set forth in Section 8.1(c) hereof.

          "Dollar" and the sign "$" shall mean lawful money of the United States of America.

          "Domestic Rate Loan" shall mean any Advance that bears interest based upon the Prime Rate.

          "Duty Deferment Bond" means the duty deferment bond in the amount of 60,000 issued on or about February 23, 2001 by the Agent for the benefit of MSI, as the same may be renewed, extended or replaced.

          "Earnings Before Interest and Taxes" shall mean for any period the sum of (i) consolidated net income (or loss) of MSI for such period (excluding extraordinary gains), plus (ii) all consolidated interest expense of such period, plus (iii) all consolidated charges against income of MSI for such period for federal, state and local income taxes.


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
          "EBITDA"  shall  mean  for  any  period the sum of (i) Earnings Before
Interest and Taxes for such period plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period, all determined on a consolidated basis.

          "Eligible Inventory" shall mean and include Inventory, with respect to MSI and Sensors, valued at the lower of cost or market value, determined on a first-in-first-out basis, which shall be raw materials and finished goods as certified by MSI and Sensors which is not, in Agent's opinion, obsolete, slow moving or unmerchantable and which Agent, in its sole discretion, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof.

          "Eligible Receivables" shall mean and include with respect to MSI, Sensors or MSUK, each Receivable of MSI, Sensors or MSUK arising in the ordinary course of MSI's, Sensors' or MSUK's respective business and which Agent, in its reasonable credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

               (a) it arises out of a sale made by MSI, Sensors or MSUK to an Affiliate or Subsidiary of MSI, Sensors or MSUK or to a Person controlled by an Affiliate or Subsidiary of MSI, Sensors or MSUK;

               (b) it is due or unpaid more than sixty (60) days after the original due date or greater than ninety (90) days after original invoice date;

               (c) fifty percent (50%) or more of the aggregate amount of all amounts owed by a particular Customer are overdue more than sixty (60) days from the due date unless extended payment terms are granted, in which case not more than fifty percent (50%) of the aggregate amount of all amounts owed by a particular Customer are more than ninety (90) days from the original invoice date, or MSI, MSUK or Sensors has not received any notice nor has it any knowledge of any facts which adversely affect the credit of such Customer. Such percentage may, in Agent's sole discretion, be increased or decreased from time to time;

               (d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

               (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of


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debtors,  (vii)  acquiesce  to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

               (f) the sale is to a Customer outside the United States of America, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion and unless the sale qualifies as a Canadian Eligible Receivable or a MSUK Eligible Receivable;

               (g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper unless the sale qualifies as a Permitted Guaranteed Sale Arrangement;

               (h) Agent believes, in its reasonable judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

               (i) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless MSI, MSUK or Sensors, as the case may be, assigns its respective right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

               (j) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by MSI, Sensors or MSUK and accepted by the Customer or the Receivable otherwise does not represent a final sale;

               (k) the Receivables of the Customer exceed a credit limit determined by Agent, in its sole and reasonable discretion, to the extent such Receivable exceeds such limit;

               (l) to the extent the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier of MSI, Sensors or MSUK or the Receivable is contingent in any respect or for any reason;

               (m) MSI, Sensors or MSUK has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

               (n) shipment of the merchandise or the rendition of services in connection with such Receivable has not been completed;

               (o) any return, rejection or repossession of the merchandise sold in connection with such Receivable has occurred;

               (p)  such  Receivable  is not payable to MSI, Sensors or MSUK; or

               (q) such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

          "Double Taxation Treaty" means any convention between the government of the United Kingdom and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains.


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          "Environmental  Complaint" shall have the meaning set forth in Section
4.19(d)  hereof.

          "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

          "Equipment" shall mean and include all of MSI's, MSUK's and Sensors' goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

          "Event of Default" shall mean the occurrence of any of the events set forth in Article X hereof.

          "Existing  Loan  Agreement  Closing  Date"  means  August  7,  2000.

          "Expiration Date" shall mean with respect to the Revolving Advances, August 7, 2002.

          "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Lender.

          "First Mortgage Debenture" shall mean the Mortgage Debenture dated the date hereof in which MSUK assigns, charges and grants to Agent for the ratable benefit of Lenders a continuing security interest in and to all Subsidiary Collateral of MSUK, as amended, supplemented or modified from time to time.

          "Fixed Charge Coverage Ratio" shall mean and include, with respect to any fiscal period, the ratio of (a) EBITDA minus capitalized expenditures made and taxes paid during such period to (b) all Senior Debt Payments, all as determined on a consolidated basis.

          "Formula  Amount"  shall have the meaning set forth in Section 2.1(a).

          "Form 395 Documents" shall mean, collectively, the Companies Form No. 395 to be filed with Companies House in connection with the registration of the First Mortgage Debenture, the Second Mortgage Debenture, the applicable Stock Pledge Agreement and this Agreement.

          "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

          "General Intangibles" shall mean and include all of MSI's, MSUK's and Sensors' general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, tradenames, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to MSI or MSUK to secure payment of any of the Receivables by a Customer all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

          "Guaranties" shall mean, collectively, MSI Guaranty, the Sensors Guaranty and any other guaranty agreements executed by any Guarantor in favor of Agent and Lenders, as amended, supplemented or modified from time to time.

          "Guarantor(s)" shall mean, individually or collectively, Sensors, MSI (in its capacity as guarantor under the MSI Guaranty) and any other Person who hereafter becomes a guarantor of the Obligations.

          "Hazardous Discharge" shall have the meaning set forth in Section 4.19(d) hereof.

          "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), or any other applicable Environmental Law of the State of New Jersey, Commonwealth of Pennsylvania, State of California or any other Official Body and in the regulations adopted pursuant thereto.

          "Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

          "Indebtedness" of a Person shall mean at a particular time, all items which, in accordance with GAAP, would be classified as liabilities on a balance sheet of such Person as at such time and which constitute, without duplication,
(a) indebtedness for borrowed money or the deferred purchase price of property (other than trade credit extended to such Person for the purchase of goods or services rendered in the ordinary course of business to the extent the same would otherwise constitute Indebtedness), (b) indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) obligations under leases which, in accordance with GAAP, are required to be capitalized on a balance sheet, (d) obligations under conditional sales or other title retention agreements, (e) indebtedness arising under letters of credit (both documentary and standby) and acceptance facilities and the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts (including, with limitation, any Letters of Credit Outstanding for which such Person is liable), (f) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like nonconsensual liens arising in the ordinary course of business to the extent such liens are Permitted Encumbrances) and liens for taxes, assessments or similar charges incurred in the ordinary course of business to the extent such liens are Permitted Encumbrances, (g) mandatory obligations of such Person to redeem or purchase stock or to purchase or repay Indebtedness, and (h) Contingent
Obligations  of  such  Person  in  respect  of  any  of  the  foregoing.

          "Insolvency Proceeding" shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of MSI, MSUK or Sensors or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

          "Intercompany Loan" shall mean the loan in the amount of up to $3,421,032 from MSI to MSUK to finance MSUK's acquisition of certain assets of the Seller and evidenced by the Intercompany Note.

          "Intercompany Note" means the demand promissory note dated February 28, 2001 in the principal amount of $3,421,032 from MSUK to MSI.

          "Intercreditor Agreement" shall mean the Intercreditor Agreement dated the date hereof by and among MSI, MSUK and Agent, as amended, supplemented or modified from time to time.

          "Interest Period" shall mean the interest period provided for any LIBOR Rate Loan.

          "Interest Rate Protection" shall mean rate protected loans, options, customary swap or other yield protection and prepayment cost recovery agreements, with terms and conditions reasonably acceptable to Agent and MSI.

          "Inventory" shall mean and include all of MSI's, MSUK's and Sensors' now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in MSI's, MSUK's and Sensors' business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

          "Inventory Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(iii) hereof.

          "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order injunction, writ, decree or award of any Official Body.

          "Leasehold Interests" shall mean all of MSI's and any other Obligor's right, title and interest in and to the premises located on Schedule 1.2(a).

          "Lenders" shall mean Summit, Chase, First Union and any other party who may hereafter become a lender hereunder and their respective successors, assigns and transferees as permitted hereunder, each of which is referred to herein as a Lender.

          "Letter of Credit" or "Letters of Credit" shall have the meaning assigned to that term in Section 2.14, together with the Duty Deferment Bond.

          "Letter of Credit Borrowing" shall mean an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made and shall not have been converted into a Revolving Advance under Section 2.15(d).

          "Letter of Credit Fees" shall have the meaning assigned to that term in Section 2.14(b).

          "Letters of Credit Outstanding" shall mean at any time the sum of (i) the aggregate undrawn face amount of outstanding Letters of Credit and (ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations.

          "LIBOR Rate (Dollars)" shall mean for any LIBOR Rate Loan for the then current Interest Period or other period relating thereto, the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Dow Jones Markets Service (formerly known as Telerate) display page 3750 (or appropriate successor or if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) at or about 12:00 p.m. (showing the rate as at 11:00 a.m.) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such LIBOR Rate Loan and having a borrowing date and a maturity comparable to such Interest Period, by (ii) a number equal to 1.00 minus the Reserve Percentage.

          "LIBOR Rate (Pounds Sterling)" shall mean for any LIBOR Rate Loan for the then current Interest Period or other period relating thereto, the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for Pounds Sterling quoted by the British Bankers' Association as set forth on Dow Jones Markets Service (formerly known as Telerate) display page 3750 (or appropriate successor or if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) at or about 12:00 p.m. (showing the rate as at 11:00 a.m.) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such LIBOR Rate Loan and having a borrowing date and a maturity comparable to such Interest Period, by (ii) a number equal to 1.00 minus the Reserve Percentage.

          "LIBOR Rate Loan" shall mean an Advance at any time that bears interest based on the LIBOR Rate (Dollars) or the LIBOR Rate (Pounds Sterling).

          "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

          "London Branch" shall mean Agent's branch office located at 3 Bishopsgate, London EC2N 3AB England.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the condition, operations, assets, business or prospects of MSI and the other Obligors taken as a whole, (b) MSI's, MSUK's and Sensors' ability taken as a whole to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral and the Subsidiary Collateral or Agent's Liens on the Collateral and the Subsidiary Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent's rights and remedies under this Agreement and the Other Documents.

          "Maximum Leverage Ratio" shall mean and include, with respect to any fiscal period of MSI, the ratio of (a) all Indebtedness (other than any subordinate Indebtedness) to (b) EBITDA, all calculated on a consolidated basis.

          "Maximum  Revolving Advance Amount" shall mean $15,000,000, including:
(i) the MSUK Sublimit; and (ii) a $1,000,000 sublimit for the issuance of Letters of Credit.

          "MSI" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

          "MSI Guaranty" shall mean the guaranty agreement dated the date hereof executed by MSI in favor of Agent and Lenders pursuant to which MSI unconditionally guarantees the payment and performance of the Obligations of MSUK under the MSUK Sublimit, as amended, supplemented or modified from time to time.

          "MSUK" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

          "MSUK Eligible Receivable" shall mean any Eligible Receivable of MSUK in which the Customer is located in the United Kingdom.

          "MSUK Sublimit" shall mean the sublimit for Advances to MSUK in the maximum principal amount of the Pounds Sterling equivalent of $3,500,000.

          "Monthly Advances" shall have the meaning set forth in Section 3.1 hereof.

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

          "Note" or "Notes" shall mean collectively, the Term Notes and the Revolving Credit Notes.

          "Obligations" shall mean and include any and all of MSI's, MSUK's and Sensors' Indebtedness and/or liabilities to Agent or any of the Lenders (including, but not limited to, any foreign exchange exposure provided to MSI or

MSUK by any Lender, and any Letter of Credit Borrowing) or any corporation that directly or indirectly controls or is controlled by or is under common control with Agent or any of the Lenders, of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, which may arise out of, under or in connection with the Existing Agreement, this Agreement, the Notes, the Guaranties, any Interest Rate Protection with any Lender or the Other Documents, and all obligations of MSI, MSUK and Sensors to Agent or any Lender hereunder or thereunder to perform acts or refrain from taking any action.

          "Obligors" means, collectively, MSI, Sensors, MSUK, Measurement Limited, a Hong Kong corporation, Jingliang Electronics (Shenzhen) Co. Ltd., a Chinese corporation, and any other entity which hereafter becomes a Guarantor of the Obligations, a co-borrower or a Subsidiary of an existing Obligor.

          "Official Body" shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          "Other Documents" shall mean the Notes, Stock Pledge Agreements, Assignments of Patents, Assignments of Trademarks, Guaranties, Sensors Security Agreement, the First Mortgage Debenture, the Second Mortgage Debenture, the Intercreditor Agreement, the Form 395 Documents, any and all agreements relating to Interest Rate Protection, the fee letter between MSI and Agent of dated August 7, 2000, and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, letter of credit agreements, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by MSI, MSUK, Sensors or any other Obligor and/or delivered to Agent and/or any Lender in respect of the transactions contemplated by this Agreement.

          "Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

          "Participant" shall mean each Person who shall be granted the right by Agent to participate in any of the Advances and who shall have entered into an Assignment and Assumption Agreement in form and substance satisfactory to Agent.

          "Participation Advance" shall mean, with respect to any Lender's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Section 2.15.

          "Payment Office" shall mean initially 190 River Road, Summit, New Jersey 07901, and as to Revolving Advances to and payments from MSUK denominated in Pounds Sterling, the London Branch; and thereafter, such other office(s) of Agent, if any, which it may designate by notice to MSI and/or MSUK to be the Payment Office.

          "PBGC"  shall  mean  the  Pension  Benefit  Guaranty  Corporation.

          "Permitted Encumbrances" shall mean (a) Liens in favor of Agent for the ratable benefit of Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by MSI, by MSUK or by Sensors; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Agent for the ratable benefit of Lenders or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed in the financial statements referred to in Section 5.5, the existence of which Agent has consented to in writing; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of MSI's, MSUK's or Sensors' business; (f) judgment Liens that have been stayed within 30 days of being entered or bonded and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of MSI's, MSUK's or Sensors' business with respect to obligations which are not due or which are being contested in good faith by MSI, MSUK or Sensors; (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that any such lien shall not encumber any other property of MSI, MSUK or Sensors; and (h) Liens disclosed on Schedule 1.2(b).

          "Permitted Guaranteed Sale Arrangement" means a sale of goods by MSI, consistent with current MSI practice, in which the Customer is located in the United States of America and may return the goods to MSI if same are not sold; provided the Receivable created by such sale is immediately canceled upon MSI adding the returned goods to Inventory.

          "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

          "Plan"  shall  mean  any  employee  benefit plan within the meaning of
Section 3(3) of ERISA, maintained for employees of MSI or any member of the Controlled Group or any such Plan to which any MSI or any member of the Controlled Group is required to contribute on behalf of any of its employees.

          "Pounds Sterling" and the sign " " shall mean lawful money of the United Kingdom.

          "Prime Rate" shall mean the prime commercial lending rate of Agent as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by Agent as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by Agent to any particular class or category of customers of Agent.

          "Projections" shall have the meaning set forth in Section 5.5(b) hereof.

     "Purchase Price" shall mean with respect to any Acquisition under Section 7.11(c), an amount equal to the sum of (i) the aggregate consideration, whether cash, property or securities (including, without limitation, any Indebtedness incurred pursuant to Section 7.7), paid or delivered by MSI and its Subsidiaries

(but excluding any fees or expenses payable) in connection with such Acquisition plus (ii) the aggregate amount of liabilities of the Acquired Entity (net of current assets of the Acquired Entity) that would be reflected on a balance sheet (if such were to be prepared) of MSI and its Subsidiaries after giving effect to such acquisition.

          "Purchasing Lender" shall mean the purchasing Lender pursuant to an Assignment and Assumption Agreement.

          "Qualifying Lender" means (a) a bank as defined in section 840A of the Income and Corporation Taxes Act 1988 which, for the purposes of section 349 of the Income and Corporation Taxes Act 1988, is within the charge to United Kingdom corporation tax as regards any interest received by it under this Agreement, except that, if either such section is repealed, modified, extended or re-enacted, the Agent may at any time and from time to time (acting reasonably) amend this definition to reflect such repeal, modification, extension or re-enactment by giving notice of the amended definition to MSI and MSUK; or (b) a Person carrying on a bona fide banking business who is resident (as such term is defined in the appropriate Double Taxation Treaty) in a country with which the United Kingdom has an appropriate Double Taxation Treaty giving residents of that country, subject only to a direction given to MSUK by the Inland Revenue pursuant to an application by that person (or another person on its behalf), exemption from United Kingdom taxation on interest and does not carry on business in the United Kingdom through a permanent establishment with which the Indebtedness under this Agreement in respect of which the interest is paid is effectively connected.

          "Ratable Share" shall mean the proportion that a Lender's Commitment bears to the Commitments of all of the Lenders. As of the date hereof, the Ratable Share of First Union is 40%, the Ratable Share of Chase is 30% and the
Ratable Share of Summit is 30%, as any such Ratable Share may be increased by any Lender's separate exposure under any Interest Rate Protection Agreement or foreign exchange contract in connection with any distributions to the Lenders upon any realization of any Collateral or after an acceleration of the Obligations.

          "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. Sec.6901 et seq., as same may be amended from time to time.

          "Real Property" shall mean all of MSI's and any other Obligor's right, title and interest in and to the owned and leased premises identified on
Schedule  5.2(c)  hereto.

          "Receivables" shall mean and include all of MSI's, Sensors' or MSUK's accounts, contract rights, instruments (including those evidencing indebtedness owed to MSI, Sensors or MSUK by their respective Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to MSI, Sensors or MSUK arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, in each case whether now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

          "Receivables Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(i) hereof.

          "Reimbursement Obligation" shall have the meaning assigned to such term in Section 2.15.

          "Release" shall have the meaning set forth in Section 5.7(c)(i) hereof.

          "Reportable Event" shall mean a reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder.

          "Required  Lenders"  shall  mean

               (a) if there are no Advances or Obligations outstanding, Lenders whose Commitment aggregate greater than seventy-five percent (75%) of the Commitments of all of the Lenders.

               (b) at all other times, Lenders holding greater than seventy-five percent (75%) of the Advances at such time.

          "Reserve Percentage" shall mean the maximum effective percentage in effect on any day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding.

          "Revolving  Advances"  shall  mean  Advances  made other than the Term
Loan.

          "Revolving Credit Commitment" shall mean as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(A) in the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement. "Revolving Credit Commitments" shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

          "Revolving Credit Notes" shall mean, collectively, the promissory notes referred to in Section 2.1(a) hereof.

          "Revolving Interest Rate" shall mean (a) as to Revolving Advances to MSI, the LIBOR Rate (Dollars) plus two and three quarters percent (2.75%) per annum; (b) as to Revolving Advances to MSUK, the LIBOR Rate (Pounds Sterling) plus two and three quarters percent (2.75%) per annum; or (c) as to Revolving Advances to MSI, the Prime Rate, plus one percent (1%), in each case for the initial period following the Existing Loan Agreement Closing Date through December 31, 2000, to be adjusted quarterly thereafter, based on the ratio of Consolidated Funded Indebtedness as of the end of such quarter to the last twelve (12) months of EBITDA (as adjusted quarterly based upon MSI's consolidated financial statements provided to Agent, such adjustment to occur five (5) business days after Agent's receipt thereof), as follows:

Consolidated Funded                 LIBOR Rate (Dollars) or LIBOR   Prime Rate Plus
Indebtedness/EBITDA                  Rate (Pounds Sterling) Plus
Less than 2.25:1.00                                          2.25%             0.50%
Greater than or equal to 2.25:1.00                           2.75%             1.00%

          "Second Mortgage Debenture" shall mean the Mortgage Debenture dated the date hereof in which MSUK assigns, charges and grants to MSI a continuing security interest in and to the Subsidiary Collateral of MSUK as described therein, as amended, supplemented or modified from time to time.

          "Seller" shall mean, collectively, TRW Sensors & Components, Inc., a Virginia corporation, TRW Limited, an English corporation and Lucas Schaevitz Limited, an English corporation.

          "Senior Debt" shall mean the sum of the outstanding balance of the Term Loan, the Revolving Advances, including any and all Letters of Credit
Outstanding and any other Indebtedness due and owing by MSI or MSUK to any of the Lenders.

          "Senior Debt Payments" shall mean and include all cash actually expended by MSI or MSUK to make (a) interest payments on any Advances hereunder, plus, (b) regularly scheduled principal payments on the Term Loan plus (c) payments for all fees, commissions and charges set forth herein and with respect to any Advances, plus (d) capitalized lease payments, plus (e) payments with respect to any other Indebtedness for borrowed money.

          "Sensors" shall mean IC Sensors, Inc., a California corporation, a wholly owned subsidiary of MSI.

          "Sensors Guaranty" shall mean the amended and restated guaranty agreement dated the date hereof executed by Sensors in favor of Agent and Lenders pursuant to which Sensors unconditionally guaranteed the payment and performance of the Obligations of MSUK under the MSUK Sublimit and the Obligations of MSI hereunder, under the Notes and under the Other Documents, as amended, supplemented or modified from time to time.

          "Sensors Security Agreement" shall mean the amended and restated security agreement dated the date hereof assigning, pledging and granting to Agent for the ratable benefit of Lenders a continuing security interest in and to all Subsidiary Collateral of Sensors, as amended, supplemented or modified from time to time.

          "Settlement Date" shall mean the Closing Date and thereafter Wednesday of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

          "Stock Pledge Agreements" shall mean collectively the amended and restated pledge agreement dated the date hereof executed by MSI pledging the Subsidiary Stock of Sensors and MSUK to the Agent for the ratable benefit of Lenders and the pledge agreement dated the date hereof executed by MSI pledging the Subsidiary Stock of Measurement Limited to the Agent for the ratable benefit of Lenders.

          "Subsidiary" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

          "Subsidiary Collateral" shall mean "Collateral" as defined in or provided by the Sensors Security Agreement and each of the Stock Pledge Agreements, the "Patents" as defined in the Assignments of Patents from MSI and Sensors to Agent, the "Trademarks" as defined in the Assignments of Trademarks from MSI to Agent, and the "Charged Property" as defined in or provided by the First Mortgage Debenture and the Second Mortgage Debenture.

          "Subsidiary Stock" shall mean sixty-five percent (65%) of the issued and outstanding shares of stock of Measurement Limited, MSUK and any other hereafter created foreign Subsidiary and all of the issued and outstanding shares of stock of Sensors and any other hereafter created domestic Subsidiary.

          "Summit"  shall  mean  Summit  Bank, a New Jersey banking institution.

          "Tangible Net Worth" shall mean total assets minus total liabilities. For purposes of this computation, the aggregate amount of any intangible assets of MSI and the other Obligors including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, and brand names, shall be subtracted from total assets, and total liabilities shall include debt fully subordinated to Senior Debt on terms and conditions acceptable to Agent.

          "Term"  shall  have  the  meaning  set  forth  in Section 14.1 hereof.

          "Term Loan" shall mean the Advances made pursuant to Section 2.5 hereof.

          "Term Loan Commitment" shall mean, as to any Lender at any time, the amount initially set forth opposite the name of Schedule 1.1(A) in the column labeled "Amount of Commitment for Term Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, and Term Loan Commitments shall mean the aggregate Term Loan Commitments of all of the Lenders.

          "Term  Loan  Maturity  Date"  means  August  7,  2006.

          "Term Loan Rate" shall mean the LIBOR Rate (Dollars) plus three and one-quarter percent (3.25%), for the initial period following the Existing Loan Agreement Closing Date through December 31, 2000, to be adjusted quarterly thereafter, based on the ratio of Consolidated Funded Indebtedness as of the end of such quarter to the last twelve (12) months of EBITDA (adjusted quarterly based upon MSI's consolidated financial statements provided to Agent such adjustment to occur five (5) Business Days after Agent's receipt thereof) as follows:

Consolidated  Funded  Indebtedness/EBITDA     LIBOR  Rate  (Dollars)  Plus

Less  than  or  equal  to  2.25               2.75%
Greater  than  or  equal  to  2.25:1.00       3.25%

          "Term Notes" shall mean, collectively, the promissory notes described in Section 2.5 hereof.

          "Termination Event" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of MSI, any other Obligor or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of MSI, any other Obligor or any member of the Controlled Group from a Multiemployer Plan.

          "Toxic Substance" shall mean and include any material present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. Sec. 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

          "Transactions" shall have the meaning set forth in Section 5.5 hereof.

          "Transferee" shall have the meaning set forth in Section 14.3(b) hereof.

          "Transferor Lender" shall mean the selling Lender pursuant to an Assignment and Assumption Agreement.

          "Undrawn Availability" at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of Revolving Advances to MSI and MSUK plus (ii) Letters of Credit Outstanding, plus (iii) fees and expenses for which MSI or MSUK is liable but which have not been paid or charged to Borrowers' Accounts.

          "Week" shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.

     1.3. UNIFORM  COMMERCIAL  CODE  TERMS.

          All terms used herein and defined in the Uniform Commercial Code as currently adopted and as hereafter may be adopted in the State of New Jersey shall have the meaning given therein unless otherwise defined herein.

     1.4. CERTAIN  MATTERS  OF  CONSTRUCTION.

          The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Lender is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

     1.5. AGENT'S  DISCRETION  AND  CONSENT.

          Whenever the Agent or the Lenders are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith.

2.   THE  CREDIT  FACILITIES.
     ----------------------

     2.1. ADVANCES,  PAYMENTS.

          (a)  Revolving  Advances.
               -------------------

               Subject to the terms and conditions set forth in this Agreement, each Lender, will severally make on a ratable basis according to the Ratable Share of each Lender, Revolving Advances to MSI or MSUK in aggregate amounts outstanding at any time equal to the lesser of (x) the Maximum Revolving Advance Amount or (y) an amount equal to the sum of:

                    (i) up to 85% ("Receivables Advance Rate") of Eligible Receivables which are not Canadian Eligible
                         Receivables, MSUK Eligible Receivables or Eligible Receivables generated by Permitted Guaranteed Sale Arrangements, plus

                    (ii) up  to  the  lesser  of  70%  or  $1,000,000 ("Canadian
                         Receivables Advance Rate"), of Canadian Eligible Receivables;

                    (iii)  up to 60% ("Inventory Advance Rate"), of the value of the  Eligible  Inventory;

                    (iv) up  to  the  lesser  of  60%  or  $1,000,000  ("MSUK
                         Receivables  Advance  Rate"),  of  MSUK  Eligible
                         Receivables;

                    (v) up to the lesser of 60% or $1,000,000 (the "Guaranteed Sale Advance Rate") of Eligible Receivables generated by Permitted Guaranteed Sale Arrangements;

                    (vi) up to 50% of the face amount of outstanding documentary
                         Letters  of  Credit;  minus

                    (vii)  reserves  (calculated  after  applying such reduction percentages  set  forth  above  as further described in
                         Exhibit 2.1(b)) determined by Agent for advertising allowances, warranty claims and other customary contingencies plus all Letters of Credit Outstanding and such other reserves as Agent may reasonably deem proper and necessary from time to time.

The amount derived from the sum of (x) Sections 2.1(a)(y)(i), (ii), (iii), (iv),
(v) and (vi) minus (y) Section 2.1 (a)(y)(vii) at any time and from time to time shall be referred to as the "Formula Amount" or the "Borrowing Base". The Revolving Advances shall be evidenced by the secured promissory notes dated the date hereof from MSI and MSUK to each of the Lenders (the "Revolving Credit Notes") substantially in the form attached hereto as Exhibit 2.1(a). Notwithstanding the foregoing, the maximum amount of Revolving Advances to MSUK shall not exceed the MSUK Sublimit. The availability of Revolving Advances which will be used for other than working capital purposes, including to finance in whole or in part any Acquisition Transaction (a "Corporate Purpose Advance"), shall be subject to the further limitation that the maximum amount of Corporate

Purpose Advances at any time outstanding may not exceed the then Borrowing Base minus the sum of (i) one-third (1/3) of the then Borrowing Base and (ii) the total amount of then outstanding Revolving Advances, Letters of Credit Outstanding and fees and expenses for which MSI or MSUK is liable but which have not been paid or charged to Borrowers' Accounts. The limitations herein shall not prevent the initial extension of any Revolving Advances used to assist in financing the transactions described in the Acquisition Agreements but any such Revolving Advances shall thereafter be included in the calculation set forth herein.

          (b)  Borrowing  Base  Certificate.
               ----------------------------

               On the date hereof, and thereafter within fifteen (15) days after the end of each month, MSI shall furnish to Agent and Lenders a certificate (a "Borrowing Base Certificate") substantially in the form attached hereto as
Exhibit 2.1(b), executed by the respective Chief Financial Officer of MSI, setting forth the Borrowing Base and the other information required therein as of MSI's close of business on the last day of the immediately preceding month together with such other information with respect to Eligible Receivables and Eligible Inventory of MSI as Agent may reasonably request including, but not limited to, an accounts receivable aging and an accounts payable aging.

          (c)  Nature  of  Lenders'  Obligations  with  Respect  to  Revolving
               ---------------------------------------------------------------
               Advances.
               --------

               The aggregate of each Lender's Revolving Advances outstanding hereunder to MSI and MSUK at any time shall never exceed its Revolving Credit Commitment. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of MSI and MSUK to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligations to make Revolving Advances hereunder on or after the Expiration Date.

     2.2. PROCEDURE  FOR  REVOLVING  ADVANCES  BORROWING.

          (a) As to Revolving Advances requested by MSI which are to be Domestic Rate Loans, MSI shall notify Agent prior to 11:00 a.m. on a Business Day which is at least one (1) Business Day prior to the Business Day on which MSI wishes to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or any of the Lenders, and such request shall be irrevocable. Revolving Advances which are Domestic Rate Loans shall be in minimum amounts of $500,000 and additional increments of $100,000.

          (b) In the event MSI or MSUK desires to obtain a Revolving Advance as a LIBOR Rate Loan, MSI or MSUK, as applicable, shall give Agent (at its Summit, New Jersey and London Payment Offices) at least three (3) Business Days' prior written notice, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be in minimum amounts of (A) as to MSI, $1,000,000 and additional increments of $100,000, and (B) as to MSUK, 150,000 and additional increments of 75,000, (iii) the duration of the Interest

Period therefor. Interest Periods for Revolving Advances to MSI which are LIBOR Rate Loans shall be for one or three months and Interest Periods for Revolving Advances to MSUK shall be for three months; provided, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No such LIBOR Rate Loan shall be made available to MSI or MSUK during the continuance of a Default or an Event of Default. No more than five (5) Revolving Advances as LIBOR Rate Loans may be outstanding at any one time.

          (c) Each Interest Period of any Revolving Advance which is a LIBOR Rate Loan shall commence on the date such LIBOR Rate Loan is made and shall end on such date as MSI or MSUK may elect as set forth in (b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the London interbank market for the currency of such Revolving Advance and no Interest Period shall end after the last day of the Expiration Date or the Term as the case may be.

          (d) MSI and MSUK shall each elect the initial Interest Periods applicable to each Revolving Advance which is a LIBOR Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or in the case of MSI by its notice of conversion given to Agent pursuant to Section 2.2(e), as the case may be. MSI and MSUK shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three
(3) Business Days prior to the last day of the then current Interest Period applicable to such LIBOR Rate Loan. If Agent does not receive timely notice of the Interest Period elected by MSI or MSUK, as applicable: (i) MSI shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(e) hereof; and (ii) MSUK shall be deemed to have elected to continue the LIBOR Rate Loan for a similar Interest Period.

          (e) Provided that no Event of Default shall have occurred and be continuing, MSI may, on the last Business Day of the then current Interest Period applicable to any outstanding Revolving Advance which is a LIBOR Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a LIBOR Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such LIBOR Rate Loan. If MSI desires to convert a loan, MSI shall give Agent not less than three
(3) Business Days' prior written notice to convert from a Domestic Rate Loan to a LIBOR Rate Loan or one (1) Business Day's prior written notice to convert from a LIBOR Rate Loan to a Domestic Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than five (5) LIBOR Rate Loans or Domestic Rate Loans, in the aggregate. No such conversion option shall exist for any Revolving Advances under the MSUK Sublimit.

          (f) At its option and upon three (3) Business Days' prior written notice, MSI or MSUK may prepay the LIBOR Rate Loans in whole at any time or in part from time to time, without premium or penalty (except as hereinafter provided), but with accrued interest on the principal being prepaid to the date of such repayment. MSI or MSUK, as applicable, shall specify the date of prepayment of Advances which are LIBOR Rate Loans and the amount of such prepayment. In the event that any prepayment of a LIBOR Rate Loan is made on a date other than the last Business Day of the then current Interest Period with respect thereto, MSI or MSUK, as applicable, shall indemnify each Lender therefor in accordance with Section 2.2(g) hereof.

          (g) MSI or MSUK, as applicable, shall indemnify each Lender and hold each Lender harmless from and against any and all losses or expenses that such Lender may sustain or incur as a consequence of any prepayment, conversion of or any default by MSI or MSUK in the payment of the principal of or interest on any LIBOR Rate Loan or failure by MSI or MSUK to complete a borrowing of, a prepayment of or conversion of or to a LIBOR Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by such Lenders to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by such Lender to MSI or MSUK shall be conclusive absent manifest error.

          (h) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any LIBOR Rate Loans) to make or maintain its LIBOR Rate Loans, the obligation of such Lender to make LIBOR Rate Loans hereunder, shall forthwith be canceled and MSI or MSUK shall, if any affected LIBOR Rate Loans are then outstanding, promptly upon request from such Lender, either pay all such affected LIBOR Rate Loans or in the case of MSI convert such affected LIBOR Rate Loans into loans of another type. If any such payment or conversion of any LIBOR Rate Loan is made on a day that is not the last day of the Interest Period applicable to such LIBOR Rate Loan, MSI or MSUK shall pay such Lender, upon Lender's request, such amount or amounts as may be necessary to compensate such Lender for any loss or expense sustained or incurred by such Lender in respect of such LIBOR Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by such Lender to lenders of funds obtained by such Lender in order to make or maintain such LIBOR Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by such Lender to MSI or MSUK shall be conclusive absent manifest error.

          (i) Each request by MSI or MSUK for a Revolving Advance shall specify whether such Revolving Advance is for general corporate or working capital purposes. If the purpose of the Revolving Advance shall be to finance in whole or in part an acquisition by MSI of stock or assets or a merger or other such transaction (an "Acquisition Transaction") which is otherwise permitted hereby, MSI shall (i) provide to Agent copies of all documentation relating to the Acquisition Transaction, (ii) execute and deliver such security and other documentation as Agent requires so as to create and perfect a security interest in the acquired assets or stock/equity interests, (iii) if the acquired entity becomes a direct or indirect Subsidiary of MSI, cause such entity to become a co-borrower hereunder or to execute and deliver a Guaranty and security agreement as required by Agent and (iv) provide such other documents, opinions and other matters as Agent reasonably requests.

          (j) All Revolving Advances shall be subject to compliance with the provisions of Section 2.11(c) hereof at the time of such Revolving Advances.

          (k) The provisions of subsections (e), (f), (g) and (h) hereof shall be applicable to Revolving Advances which are LIBOR Rate Loans and to the Term Loan.

     2.3. DISBURSEMENT  OF  ADVANCE  PROCEEDS.

          All Advances shall be disbursed from whichever office or other place Agent may designate from time to time (including the London Branch as to Revolving Advances to MSUK) and, together with any and all other Obligations of MSI and MSUK to Agent and Lenders, shall be charged to Borrowers' Accounts on Agent's books. Prior to the Expiration Date, MSI and MSUK may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by MSI or MSUK or deemed to have been requested by MSI or MSUK under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available to MSI or MSUK on the day so requested by way of credit to MSI's or MSUK's, as applicable, operating account at the Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by MSI or MSUK, as applicable, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

     2.4. MAKING  REVOLVING  ADVANCES.

          The Agent shall, promptly after receipt by it of a request for a Revolving Advance pursuant to Section 2.2, notify the Lenders of its receipt of such request specifying: (i) the date of the proposed borrowing and the time and method of disbursement of the Revolving Advance requested thereby; (ii) the amount and type of each such Revolving Advance and the applicable Interest Period (if any); and (iii) the apportionment among the Lenders of such Revolving Advance as determined by the Agent in accordance with Section 2.1(c), and (iv) whether the requested Revolving Advance is to be disbursed in Dollars (to MSI) or Pounds Sterling (to MSUK). Each Lender shall remit its Ratable Share of the principal amount of each Revolving Advance to the Agent such that the Agent is able to, and Agent shall, to the extent the Lenders have made funds available to it for such purpose, fund such Revolving Advances to MSI in U.S. Dollars and immediately available funds and to MSUK in Pounds Sterling and immediately available funds at the applicable Payment Office prior to 2:00 p.m., on the applicable borrowing date provided that if any Lender fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Advances of such Lender on such borrowing date, and such Lender shall be subject to the repayment obligation in Section
13.16. If any Lender so notified fails to make available to the Agent for the account of the Agent the amount of such Lender's portion of the Revolving Advance no later than 2:00 p.m., on the applicable borrowing date, then interest shall accrue on such Lender's obligation to make such payment, from the applicable borrowing date to the date on which such Lender makes such payment
(1) with respect to Revolving Advances to MSI: (i) at a rate per annum equal to the Federal Funds Rate during the first three (3) days following the applicable borrowing date; and (ii) at a rate per annum equal to the rate applicable to Revolving Advances which are Domestic Rate Loans on and after the fourth day following the applicable borrowing date; and (2) with respect to Revolving Advances to MSUK, at the applicable Revolving Interest Rate, in each case for such period(s) as selected by the Agent.

     2.5. TERM  LOAN.

          Subject to the terms and conditions of the Existing Loan Agreement and this Agreement, each Lender, severally on a ratable basis in accordance with its Ratable Share made a term loan to MSI which when aggregated with the term loans made by the other Lenders totals $25,000,000. The Term Loan was advanced by the Lenders in their Ratable Share on the Existing Loan Agreement Closing Date and is, with respect to principal, payable as follows, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement:

          (a) Quarterly payments of principal of the Term Loan in the amount of $1,000,000 each plus interest is payable on the first Business Day of each calendar quarter, commencing on September 1, 2000, and each December 1, March 1, June 1 and September 1 thereafter, provided, however that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount of the Term Loan. All remaining principal amounts outstanding under the Term Loan together with all accrued interest thereon shall be due and payable in full on the Term Loan Maturity Date.

          (b) In addition to the Term Loan payment set forth in Section 2.4 (a), MSI shall pay, as additional principal payments on the Term Loan an amount equal to the net proceeds of any sale or issuance of equity of MSI in an amount equal to the greater of $5,000,000 or 33% of such net proceeds realized from equity sales or issuances by MSI. Amounts prepaid in accordance with this Section 2.5(b) shall be applied against principal installments of the Term Loan in inverse order of maturity. The Term Loan is evidenced by secured promissory notes dated August 7, 2000 from MSI to each of the Lenders (the "Term Notes").

          (c) The obligations of each Lender to make the Term Loan to MSI shall be in the proportion that such Lender's Term Loan Commitment bears to the Term Loan Commitments of all Lenders to MSI, but each Lender's Term Loan to MSI shall never exceed its Term Loan Commitment. The failure of any Lender to make a Term Loan shall not relieve any other Lender of its obligations to make a Term Loan nor shall it impose any additional liability on any other Lender hereunder. The Term Loan Commitments are not revolving credit commitments and MSI shall not have the right to borrow, repay and reborrow under this Section 2.5.

          (d) Interest Periods for the Term Loan shall be for three months; provided, if such Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day.

     2.6. MAXIMUM  ADVANCES.

          The aggregate balance of Revolving Advances outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Advance Amount or (b) the Formula Amount.

     2.7. REPAYMENT  OF  ADVANCES.

          (a) The Revolving Advances shall be due and payable by MSI or MSUK, as the case may be, in full on the Expiration Date subject to earlier prepayment as herein provided. The Term Loan shall be due and payable as provided in Section
2.5  hereof  and  in  the  Term  Note.

          (b) All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the applicable Payment Office not later than 2:00 p.m. (New York or London time, as applicable) on the due date therefor in Dollars (as to MSI) or in Pounds Sterling (as to MSUK), in each case in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers' Accounts or by making Advances as provided in Section 2.2 hereof.

          (c) MSI and MSUK shall pay principal, interest, and all other amounts payable hereunder, or under any Other Documents, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

     2.8. REPAYMENT  OF  EXCESS  ADVANCES.

          The aggregate balance of Advances outstanding at any time in excess of the Maximum Revolving Advance Amount shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

     2.9. STATEMENT  OF  ACCOUNT.

          Agent shall maintain, in accordance with its customary procedures, loan accounts in the name of MSI and MSUK ("Borrowers' Accounts") in which shall be recorded the date, currency and amount of each Advance made by each Lender and the date, currency and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date, currency or amount of any Advance shall not adversely affect Agent or any Lenders. The records of Agent with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

     2.10.  ADDITIONAL  PAYMENTS.

          Any sums expended by Agent or any Lender due to MSI's, MSUK's or Sensors' failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, MSI's and MSUK's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrowers' Accounts as Revolving Advances and added to the Obligations.

     2.11.  MANDATORY  PREPAYMENTS.

          (a) When MSI, MSUK, Sensors or any other Guarantor sells or otherwise disposes of any Collateral or Subsidiary Collateral, as the case may be, other than Inventory or collection of Receivables in the ordinary course of business, MSI or MSUK, as applicable, shall, except as otherwise permitted under Section 4.3, repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one
(1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent and Lenders. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied first, ratably to the outstanding principal installments on the Term Loan in the inverse order of the maturities thereof and, second, to the remaining Advances in such order as Agent may determine, subject to MSI's or MSUK's ability to reborrow Revolving Advances in accordance with the terms hereof.

          (b) Upon any issuance of additional equity by MSI, MSI shall prepay the outstanding amount of the Term Loan in an amount equal to net proceeds of any sale or issuance of equity of MSI in an amount equal to the greater of $5,000,000 or 33% of such net proceeds of such equity issuance, which amount shall be applied first, ratably to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof and, second, to the remaining Advances in such order as Agent determines subject to MSI's and MSUK's ability to reborrow Revolving Advances in accordance with the terms hereof.

          (c) If at the end of any Interest Period the sum of the principal amount of Revolving Advances outstanding to MSI plus all Letters of Credit Outstanding plus the principal amount of Revolving Advances outstanding to MSUK under the MSUK Sublimit exceeds the Borrowing Base or the Maximum Revolving Advance Amount, such excess shall be immediately repaid by MSI and/or MSUK to Agent. If at the time of any extension of any Revolving Advance, the issuance of any Letter of Credit or at the end of any Interest Period the principal amount of Revolving Advances outstanding to MSUK under the MSUK Sublimit (including Letters of Credit Outstanding for the account of MSUK) exceeds the Pounds Sterling equivalent of $3,500,000, such excess shall be immediately repaid by MSI and/or MSUK to Agent and/or the amount of any Revolving Advance to be extended shall be reduced accordingly.

     2.12.  OPTIONAL  PREPAYMENT.

          MSI shall have the right, upon three (3) days prior written notice to the Agent, to prepay the Term Loan, in compliance with the terms of this Agreement, in whole or in part, plus accrued interest to the date of prepayment. Any such prepayment shall be applied ratably to the outstanding principal installments of the Term Loan in inverse order of maturities thereof. In the event that any prepayment of portion of the Term Loan that is a LIBOR Rate Loan is required or permitted under Sections 2.11 or 2.12 on a date other than the last Business Day of then current Interest Period with respect hereto, MSI shall indemnify each Lender therefor in accordance with Section 2.2(g) hereof.

     2.13.  USE  OF  PROCEEDS.

          MSI shall apply (or has applied) the proceeds of Advances (i) to restructure and continue its debt to the Lenders under the Existing Loan Agreement, (ii) to provide for its working capital needs, and (iii) for general corporate purposes. MSUK shall use the proceeds of the initial Revolving Advance under the MSUK Sublimit to repay to MSI the Pounds Sterling equivalent of $2,500,000, which amount shall be applied by MSI against the Intercompany Loan and which amount shall then be repaid by MSI to Agent as a reduction of the Revolving Advances. All subsequent Revolving Advances under the MSUK Sublimit shall be for general working capital purposes of MSUK or for the repayment of all or part of the Intercompany Loan.

     2.14.  LETTER  OF  CREDIT  SUBLIMIT.

          (a) MSI or MSUK may request the issuance of a documentary letter of credit or a standby letter of credit (each, a "Letter of Credit") by delivering to the Agent at its Summit, New Jersey Payment Office a completed application and agreement for letters of credit in such form as the Agent may specify from time to time by no later than 10:00 a.m., New York time, and in the case of a Letter of Credit denominated in Pounds Sterling, by also notifying the Agent at the London Branch by no later than 10:00 a.m., London time, in each case at least three (3) Business Days, or such shorter period as may be agreed to by the Agent, in advance of the proposed date of issuance. A Letter of Credit requested by MSI shall be in Dollars and a Letter of Credit requested by MSUK shall be in Pounds Sterling. Subject to the terms and conditions hereof and in reliance on the agreements of the Lenders set forth in this Section 2.14, First Union will issue a Letter of Credit provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than ten (10) Business Days prior to the Expiration Date and providing that in no event shall (i) the face amount of Letters of Credit Outstanding exceed, at any one time, $1,000,000, or (ii) the sum of the Letters of Credit Outstanding plus the outstanding Revolving Advances exceed the Formula Amount.

          (b) MSI or MSUK, as applicable, shall pay to the Agent quarterly fees (the "Letter of Credit Fees") on (i) the average aggregate face amount of all documentary Letters of Credit outstanding during the prior fiscal quarter at a per annum rate equal to 1.0%; and (ii) the average aggregate face amount of all standby Letters of Credit outstanding during the prior fiscal quarter at a per annum rate equal to 2.0%, which fees shall be payable in arrears on the last Business Day of each fiscal quarter and on the Expiration Date. One-half of the Letter of Credit Fees shall be shared by the Lenders (other than First Union) in accordance with their Ratable Share and the other half of the Letter of Credit Fees shall be paid to First Union. MSI or MSUK shall also pay to the Agent for First Union's sole account First Union's then in effect customary fees and administrative expenses payable with respect to the Letter of Credit as First Union may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit. The Letter of Credit Fees and any other fees and expenses described in this subsection shall be payable in the currency in which the applicable Letter of Credit is issued.

     2.15.  DISBURSEMENTS,  REIMBURSEMENT.

          (a) Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from First Union a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

          (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Agent will promptly notify MSI or MSUK. Upon receiving such notice, MSI or MSUK, as applicable, shall reimburse (such obligation to reimburse the Agent shall sometimes be referred to as a "Reimbursement Obligation") the Agent prior to 12:00 noon, New York time in the case of any payment denominated in Dollars and 12:00 noon London time in the case of any payment denominated in Pounds Sterling on each date that an amount is paid by the Agent under any Letter of Credit (each such date, a "Drawing Date") in an amount equal to the amount so paid by the Agent and in the same currency in which the Letter of Credit was issued. In the event MSI or MSUK fails to reimburse the Agent for the full amount of any drawing under any Letter of Credit, by 12:00 noon (New York time or London time, as applicable), on the Drawing Date, the Agent will promptly notify each Lender thereof, and MSI or

MSUK shall be deemed to have requested that Revolving Advances of Domestic Rate Loans (as to MSI) or LIBOR Rate Loans (as to MSUK) for such period(s) as selected by the Agent be made by the Lenders to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in
Section 8.2 other than any notice requirements. Any notice given by the Agent pursuant to this Section 2.15(b) may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (c) Each Lender shall upon any notice pursuant to Section 2.15(b) make available to the Agent an amount in immediately available funds equal to its Domestic Rate Loan or LIBOR Rate Loan for such period(s) as selected by the Agent, as applicable, its Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.15 (d)) each be deemed to have made a Revolving Advance of a Domestic Rate Loan to MSI or a LIBOR Rate Loan to MSUK, as applicable, in that amount and in the same currency in which the Letter of Credit was issued. If any Lender so notified fails to make available to the Agent for the account of First Union the amount of such Lender's Ratable Share of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment from the Drawing Date to the date on which such Lender makes such payment (1) with respect to Revolving Advances to MSI: (i) at a rate per annum equal to the Federal Funds Rate during the first three (3) days following the Drawing Date; and (ii) at a rate per annum equal to the rate applicable to Advances of a Domestic Rate Loan, on and after the fourth day following the Drawing Date; and (2) with respect to Revolving Advances to MSUK, at the applicable Revolving Interest Rate, in each case for such period(s) as selected by the Agent. The Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Agent to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.15(c).

          (d) With respect to any unreimbursed drawing that is not converted into Revolving Advances of Domestic Rate Loans to MSI or a continuation of a LIBOR Rate Loan to MSUK, as applicable, in whole or in part as contemplated by
Section 2.15(b), because of MSI's or MSUK's failure to satisfy the conditions set forth in this Agreement other than any notice requirements or for any other reason, MSI or MSUK, as applicable, shall be deemed to have incurred from the Agent a Letter of Credit Borrowing in the amount of such drawing and in the same currency in which the Letter of Credit was issued. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Advances of Domestic Rate Loans or LIBOR Rate Loans, as applicable, in each case for such period(s) as selected by the Agent. Each Lender's payment to the Agent pursuant to Section 2.15(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Participation Advance in the same currency in which the Letter of Credit was issued from such Lender in satisfaction of its participation obligation under this Section 2.15.

     2.16.  REPAYMENT  OF  PARTICIPATION  ADVANCES.

          (a) Upon (and only upon) receipt by the Agent for its account of immediately available funds from MSI or MSUK, as applicable (i) in reimbursement of any payment made by the Agent under any Letter of Credit with respect to which any Lender has made a Participation Advance to the Agent, or (ii) in payment of interest on such a payment made by the Agent under such a Letter of Credit, the Agent will pay to each Lender, in the same funds as those received by the Agent, the amount of such Lender's Ratable Share of such funds, except the Agent shall retain the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by Agent.

          (b) If the Agent is required at any time to return to MSI, MSUK or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any MSI or MSUK to the Agent pursuant to Section 2.16(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Agent, forthwith return to the Agent the amount of its Ratable Share of any amounts so returned by the Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Agent, at a rate per annum equal to the Federal Funds Rate (for amounts in Dollars) and the applicable Revolving Interest Rate (for amounts in Pounds Sterling) in effect from time to time, in each case for such period(s) as selected by the Agent.

     2.17.  DOCUMENTATION.

          MSI and MSUK agree to be bound by the terms of First Union's application and agreement for letters of credit executed by MSI and MSUK and First Union's written regulations and general customary practices relating to letters of credit. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, First Union shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any MSI's or MSUK's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

     2.18.  DETERMINATIONS  TO  HONOR  DRAWING  REQUESTS.

          In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, First Union shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

     2.19.  NATURE  OF  PARTICIPATION  AND  REIMBURSEMENT  OBLIGATIONS.

          Each Lender's obligation in accordance with this Agreement to make the Revolving Credit Advances or Participation Advances, as contemplated by Section 2.15, as a result of a drawing under a Letter of Credit, and the Obligations of MSI and MSUK to reimburse the Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.19 under all circumstances, including the following circumstances:

               (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, MSI, MSUK or any other Person for any reason whatsoever;

               (ii) the failure of MSI, MSUK or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in

Sections 2.1, 2.2, 2.3, 2.4 or 8.2 or as otherwise set forth in this Agreement for the making of a Revolving Credit Advance, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.15;

               (iii) any lack of validity or enforceability of any Letter of Credit;

               (iv) the existence of any claim, set-off, defense or other right which MSI, MSUK or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Agent or any Lender or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Lender or Subsidiaries of MSI and the beneficiary for which any Letter of Credit was procured);

               (v) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect even if First Union has been notified thereof;

               (vi) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of MSI, MSUK, Sensors, Subsidiaries of MSI or any other Obligor;

               (vii) any breach of this Agreement or any Other Document by any party thereto;

               (viii) the occurrence or continuance of an Insolvency Proceeding with respect to MSI, MSUK or any other Obligor;

               (ix) the fact that an Event of Default shall have occurred and be continuing;

               (x) the fact that the Term shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

               (xi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     2.20.  INDEMNITY.

          In addition to amounts payable as provided in Section 13.5, MSI and MSUK hereby agree to protect, indemnify, pay and save harmless First Union from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which First Union may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit for their respective accounts, other than as a result of (A) the gross negligence or willful misconduct of First Union as determined by a final judgment of a court of competent jurisdiction or (B) subject to the following clause (ii), the wrongful dishonor by First Union of a proper demand for payment made under any Letter of Credit for their respective accounts, or
(ii) the failure of First Union to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").


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
     2.21.  LIABILITY  FOR  ACTS  AND  OMISSIONS.

          As between MSI and MSUK on the one hand and First Union on the other hand, MSI and MSUK assume all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, First Union shall not be responsible for: (i) the validity, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any Letter of Credit, or any other party to which any Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit, or any other claim of MSI or MSUK against any beneficiary of any Letter of Credit, or any such transferee, or any dispute between or among MSI or MSUK and any beneficiary of any Letter of Credit or any such transferee;
(iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of First Union, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of First Union's rights or powers hereunder. Nothing in the preceding sentence shall relieve the Agent from liability for First Union's gross negligence or willful misconduct in connection with actions or omissions described in such clauses(i) through (viii) of such sentence. In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by First Union under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put First Union under any resulting liability to MSI, MSUK or any Lender.

     2.22.  PRO  RATA  TREATMENT  OF  LENDERS.

          Each borrowing shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any interest rate and each payment or prepayment by MSI or MSUK with respect to principal, interest, commitment fees, facility fees, or other fees (except for the Letter of Credit Fees and other fees payable only to First Union) or amounts due from MSI or MSUK hereunder to the Lenders with respect to the Advances, shall (except in the case of an event specified in Section 2.16, 3.6 or 3.7) be made in proportion to the applicable Advances outstanding from each Lender and, if no such Advances are then outstanding, in proportion to the Ratable Share of each Lender.

     2.23.  REPLACEMENT  OF  A  LENDER.

          In the event any Lender (i) gives notice under Section 3.5 or Section 3.6, (ii) does not fund Revolving Advances because the making of such Advances would contravene any Law applicable to such Lender, or (iii) becomes subject to the control of an Official Body (other than normal and customary supervision), then MSI and MSUK shall have the right at their option, with the consent of the Agent, which shall not be unreasonably withheld, to prepay the Advances of such Lender in whole, together with all interest accrued thereon, and terminate such Lender's Commitment within ninety (90) days after (w) receipt of such Lender's


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
notice under Section 3.5 or 3.6, (x) the date such Lender has failed to fund Revolving Advances because the making of such Advances would contravene Law applicable to such Lender or (y) the date such Lender became subject to the control of an Official Body, as applicable; provided that MSI and MSUK shall also pay to such Lender at the time of such prepayment any amounts required under Sections 2.2(g) and 3.5 and any accrued interest due on such amount and any related fees; provided, however, that the Commitment and any Term Loan of such Lender shall be provided by one or more of the remaining Lenders (at their option) or a replacement bank acceptable to the Agent; provided, further, the remaining Lenders shall have no obligation hereunder to increase their Commitments. Notwithstanding the foregoing, the Agent may only be replaced subject to the requirements of Section 13.14 and provided that all Letters of Credit have expired or been terminated or replaced.

     2.24.  LETTERS  OF  CREDIT  OUTSTANDING.

          Upon an Event of Default, the full amount of all Letters of Credit Outstanding shall be deemed to increase the principal amount outstanding of the Revolving Advances (and any unpaid interest thereon and on unpaid letter of credit fees shall be deemed principal on such Revolving Advances, provided that
                                                                   -------- ----
no interest shall be charged on the amount of the Letters of Credit unless and until such Letters of Credit are drawn upon) for purposes of (x) distribution of payments hereunder and (y) application of proceeds; provided, however, if any such Letter of Credit thereafter expires without being drawn upon, the amount thereof shall reduce the principal amount of the Revolving Advances (as previously increased pursuant to this section 2.24) and the distributions of payments and proceeds to the Agent and Lenders shall be adjusted accordingly.

     2.25.  CURRENCY  CONVERSION.

          In calculating the maximum Dollar amounts referenced in Sections 2.1(a)(ii), 2.1(a)(iv), 2.6, 2.8, 2.11(c) and 2.14(a) hereof, the Agent shall convert Pounds Sterling or Canadian dollars, as applicable, into Dollars at the closing spot exchange rate of the Agent then prevailing (as conclusively determined by the Agent) for purchasing Dollars with such other currency. All moneys received or held by the Agent or any of the Lenders hereunder may, from time to time, after demand has been made, be converted into such other currency as the Agent or such Lender considers necessary or desirable to cover the Obligations of the applicable Obligor in that other currency at the closing spot exchange rate of the Agent or such Lender, as the case may be, then prevailing (as conclusively determined by the Agent or such Lender) for purchasing that other currency with the existing currency. If and to the extent that the applicable Obligor fails to pay any amount due on demand, the Agent may, in its absolute discretion and without notice to the Obligor, purchase at any time thereafter so much of any currency as the Agent considers necessary or desirable to cover the Obligations of the applicable Obligor in such currency hereby secured at the closing spot exchange rate of the Agent then prevailing (as conclusively determined by the Agent) for purchasing such currency with Dollars, and the Obligor shall indemnify the Agent and the Lenders and each of them in respect of the amount of Dollars used by the Agent for such purchase together with any related costs or expenses necessary to effect such conversion. No


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
payment to the Agent or any of the Lenders (whether under any judgment or court order or otherwise) shall discharge the Obligations of any Obligor in respect of which it was made unless and until the Agent and the Lenders shall have received payment in full in the currency in which such Obligations were incurred and to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such Obligations expressed in that currency, the Agent and the Lenders shall have a further separate cause of action against the applicable Obligor and shall be entitled to enforce the Liens hereby created to recover the amount of the shortfall.

3.   INTEREST  AND  FEES.
     -------------------

     3.1. INTEREST.

          Interest on Advances shall be payable by MSI or MSUK, as the case may be, in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to LIBOR Rate Loans, at the end of each Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month (the "Monthly Advances") at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate and (ii) with respect to the Term Loan, the Term Loan Rate (collectively, as applicable, the "Contract Rate"). All Revolving Advances under the MSUK Sublimit shall be LIBOR Rate Loans. Whenever, subsequent to the date of this Agreement, the Prime Rate is increased or decreased, the applicable Contract Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Prime Rate during the time such change or changes remain in effect. The LIBOR Rate (Dollars) and LIBOR Rate (Pounds Sterling) shall be adjusted with respect to LIBOR Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the applicable Contract Rate plus two percent (2%) per annum (the "Default Rate").

     3.2. COMMITMENT  FEE.

          If, for any month during the Term, the average daily unused balance of the Revolving Advances for each day of such month does not equal the Maximum Revolving Advance Amount, then MSI shall pay to Agent, for the ratable benefit of Lenders, a fee at a rate equal to (i) three-eighths of one percent (0.375%) per annum if the ratio of Consolidated Funded Indebtedness to EBITDA is less than 2.25 to 1.00 and, (ii) one half of one percent (0.5%) per annum if the ratio of Consolidated Funded Indebtedness to EBITDA is equal to or greater than
2.25 to 1.00, in either case on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unused balance. Such fee shall be payable to Agent in arrears on the last day of each calendar quarter. The calculation of the above ratio (and any adjustment in fee) shall be made quarterly based upon MSI's consolidated financial statements provided to Agent and shall become effective five (5) days after Agent receives such financial statements as same are provided as required by Section 9.8 hereof.

     3.3. COMPUTATION  OF  INTEREST  AND  FEES.

          Interest and fees hereunder shall be computed on the basis of a year of 360 days (with respect to Advances in Dollars) and 365 days (with respect to Advances in Pounds Sterling) and for the actual number of days elapsed. If any


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
payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall accrue at the applicable Contract Rate during such extension and be payable with such payment.

     3.4. MAXIMUM  CHARGES.

          In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by MSI and MSUK, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lender shall promptly refund such excess amount to MSI and MSUK and the provisions hereof shall be deemed amended to provide for such permissible rate.

     3.5. INCREASED  COSTS.

          (a) In the event that subsequent to the date hereof any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender and the office or branch where Agent or any Lender makes or maintains any LIBOR Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

               (1) subject Agent or such Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or such Lender by the jurisdiction in which it maintains its principal office);

               (2) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or such Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

               (3) impose on Agent or such Lender or the London interbank market any other condition with respect to this Agreement or any Other Document;

and the result of any of the foregoing is to increase the cost to Agent or such Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any such case, MSI or MSUK, as the case may be, shall promptly pay Agent or such Lender, within ten (10) days following its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be. Lender shall certify the amount of such additional cost or reduced amount to MSI or MSUK, and such certification shall be conclusive absent manifest error.

     (b) In the event that any Revolving Advances (or any part thereof) are made to MSUK or MSI from a London branch of the Lenders, then MSUK or MSI, as the case may be, shall promptly pay Agent, within ten (10) days following its demand, the amounts calculated in accordance with Section 15.23 hereof if so required by the Agent. Agent shall certify the amount of such additional cost to MSUK or MSI, as the case may be, and such certification shall be conclusive absent manifest error.

     3.6. BASIS  FOR  DETERMINING  INTEREST  RATE  INADEQUATE  OR  UNFAIR.

          (a)  In  the event that Agent or any Lender shall have determined that
(i) reasonable means do not exist for ascertaining the LIBOR Rate (Dollars) applicable pursuant to Section 2.2 hereof for any Interest Period; or (ii) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank market, with respect to an outstanding LIBOR Rate Loan, a proposed LIBOR Rate Loan, or a proposed conversion of a Domestic Rate Loan into a LIBOR Rate Loan, then each affected Lender shall give Agent, and Agent shall give MSI, prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested LIBOR Rate Loan shall be made as a Domestic Rate Loan, unless MSI shall notify Agent no later than 10:00 a.m. (New York time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be canceled or made as an unaffected type of LIBOR Rate Loan, (ii) any Domestic Rate Loan or LIBOR Rate Loan which was to have been converted to an affected type of LIBOR Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if MSI shall notify Agent, no later than 10:00 a.m. (New York time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Rate Loan, and (iii) any outstanding affected LIBOR Rate Loans shall be converted into a Domestic Rate Loan, or, if MSI shall notify Agent, no later than 10:00 a.m. (New York time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected LIBOR Rate Loan, shall be converted into an unaffected type of LIBOR Rate Loan, on the last Business Day of the then current Interest Period for such affected LIBOR Rate Loans. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of LIBOR Rate Loan or maintain outstanding affected LIBOR Rate Loans and MSI shall not have the right to convert a Domestic Rate Loan or an unaffected type of LIBOR Rate Loan into an affected type of LIBOR Rate Loan.

          (b) In the event that Agent or any Lender shall have determined that for any Interest Period (i) reasonable means do not exist for ascertaining the LIBOR Rate (Pounds Sterling) applicable pursuant to Section 2.2 hereof, or (ii) Pounds Sterling is unavailable to a Lender at a rate equivalent to the screen rate quoted by the British Bankers' Association as set forth on Dow Jones Markets Service (formerly known as Telerate) display page 3750 (or appropriate successor or if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent), then each affected Lender shall give Agent, and Agent shall give MSI, prompt written, telephonic or telegraphic notice of such determination. If such notice is given, then no Revolving Advances shall be made to MSUK during such period.

     3.7. CAPITAL  ADEQUACY.

          (a) In the event that subsequent to the date hereof Agent or any Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or Lender and the office or branch where such Agent or Lender makes or maintains any LIBOR Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent's or such Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's or such Lender's policies with respect to capital adequacy) by an amount deemed by Agent or such Lender to be material, then, from time to time, MSI or MSUK, as the case may be, shall pay within ten (10) days following demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.7 shall be available to Agent and Lenders regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

          (b) A certificate of such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.7(a) hereof when delivered to MSI and MSUK shall be conclusive absent manifest error.

     3.8. CURRENCY  CHANGE  IN  THE  UNITED  KINGDOM.

          (a) If a change in the currency of the United Kingdom occurs (a "Currency Change"), this Agreement shall be amended to the extent that the Agent specifies to be necessary to reflect the Currency Change and to put the Lenders in the same position, so far as possible, as they would have been in if no Currency Change had occurred.

          (b) Without prejudice to paragraph (a) above, any references in this Agreement to a Business Day, day-count fraction or other convention (whether for the calculation of interest, determination of payment dates or otherwise) shall be amended, with effect from or at any time after a Currency Change, to the extent that the Agent specifies to be necessary, to comply with, or otherwise reflect or accommodate, any generally accepted conventions and market practice applicable to obligations in the relevant currency in the London Interbank Market.

          (c) The Agent shall promptly notify the other parties to this Agreement of any amendment effected under subsections (a) and (b) and any such amendment shall be binding on all parties to this Agreement.

4.   COLLATERAL:  GENERAL  TERMS
     ---------------------------

     4.1. SECURITY  INTEREST  IN  THE  COLLATERAL  AND  SUBSIDIARY  COLLATERAL.

          (a) Pursuant to the Existing Loan Agreement, MSI granted to the Agent for the ratable benefit of the Lenders a continuing security interest in and to all of the Collateral, whether then owned or existing or thereafter acquired or arising and wherever located, which security interest is ratified, confirmed and continued. To secure the prompt payment and performance to Agent and Lenders of the Obligations (as such term is modified hereby), MSI hereby assigns, pledges, charges and grants to Agent for the ratable benefit of Lenders a continuing security interest in and to all of the Collateral, whether now owned or existing or hereafter acquired or arising and wherever located. MSI shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest.

          (b) Pursuant to the First Mortgage Debenture, MSUK has assigned and charged to Agent for the ratable benefit of Lenders a continuing security interest in and to all of the Subsidiary Collateral of MSUK, whether now owned or existing or hereafter acquired or arising and wherever located, which security interest secures the obligations of MSUK hereunder and under the Notes executed by MSUK and the Other Documents executed by MSUK. MSUK shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest.

          (c) Pursuant to the Security Agreement of Sensors dated August 7, 2000, Sensors agreed to assign, pledge and grant to Agent for the ratable benefit of Lenders a continuing security interest in and to all of the Subsidiary Collateral of Sensors, whether then owned or existing or thereafter acquired or arising and wherever located, which security interest is hereby ratified, confirmed and continued by Sensors in the Sensors Security Agreement. Sensors shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest.

     4.2. PERFECTION  OF  SECURITY  INTEREST.

          MSI, MSUK and Sensors shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral and in Subsidiary Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral and in Subsidiary Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) making a good faith effort to obtain landlords' or mortgagees' lien waivers, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral and the Subsidiary Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the Uniform Commercial Code or other applicable law. All charges, expenses and fees Agent and/or Lenders may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers' Accounts as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent's or such Lender's option, shall be paid to Agent or such Lender immediately upon demand.

     4.3. DISPOSITION  OF  COLLATERAL.

          MSI, MSUK and Sensors will safeguard and protect all Collateral and Subsidiary Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business and (b) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business (which obsolete or worn-out Equipment shall not have an aggregate fair market value of more than $100,000 in any one fiscal year) and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Agent's first priority security interest or (ii) the proceeds of which are remitted to Agent, for the account of Lenders as a principal prepayment on the Term Loan.

     4.4. PRESERVATION  OF  COLLATERAL  AND  SUBSIDIARY  COLLATERAL.

          In addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's and each Lender's interest in and to preserve the Collateral and the Subsidiary Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of MSI's, MSUK's or any other Obligor's premises a custodian who shall have full authority to do all acts necessary to protect Agent's and each Lender's interests in the Collateral and the Subsidiary Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral and the Subsidiary Collateral; (d) may use any of MSI's, MSUK's or any other Obligor's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral and the Subsidiary Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral and the Subsidiary Collateral is located, and may proceed over and through any of MSI's, MSUK's or any other Obligor's owned or leased property. MSI, MSUK and the other Obligors shall cooperate fully with all of Agent's efforts to preserve the Collateral and the Subsidiary Collateral and will take such actions to preserve the Collateral and the Subsidiary Collateral as Agent may direct. All of Agent's and or any Lender's expenses of preserving the Collateral and the Subsidiary Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers' Accounts as a Revolving Advance of a Domestic Rate Loan and added to the Obligations.

     4.5. OWNERSHIP  OF  COLLATERAL  AND  SUBSIDIARY  COLLATERAL.

          With respect to the Collateral and Subsidiary Collateral, at the time the Collateral and Subsidiary Collateral becomes subject to Agent's security interest: (a) MSI, MSUK and Sensors, as applicable, shall be the sole owner of and fully authorized and able to sell, transfer, pledge, charge and/or grant a first priority security interest in each and every item of the Collateral and Subsidiary Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by MSI, MSUK and Sensors, as applicable, or delivered to Agent and/or any Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of MSI, MSUK and Sensors that appear on such documents and agreements shall be genuine, and MSI, MSUK and Sensors, as applicable, shall have full capacity to execute same; and (d) MSI's, MSUK's and Sensor's Equipment and Inventory shall be located as set forth on Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof.

     4.6. DEFENSE  OF  AGENT'S  AND  EACH  LENDER'S  INTERESTS.

          Until (a) unavoidable payment and performance in full of all of the Obligations (including cash collateralizing any Letters of Credit Outstanding) and (b) termination of this Agreement and all obligations of the Lenders to extend credit hereunder, Agent's and each Lender's interests in the Collateral shall continue in full force and effect. During such period MSI and MSUK shall not, without Agent's prior written consent, pledge, charge, sell (except Inventory sold in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral or the Subsidiary Collateral. MSI, MSUK and Sensors, as applicable, shall defend Agent's and each Lender's interests in the Collateral and the Subsidiary Collateral against any and all Persons whatsoever. At any time following demand by Agent and/or any Lender for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Subsidiary Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Agent exercises such right to take possession of the Collateral and/or Subsidiary Collateral, MSI, MSUK and Sensors, as applicable, shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral and the Subsidiary Collateral, Agent shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. MSI, MSUK and Sensors, as applicable, shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into MSI's, MSUK's and Sensor's possession, they, and each of them, shall be held by MSI, MSUK and Sensors, as applicable, in trust as Agent's trustee, and MSI or MSUK will immediately deliver them to Agent Lender in their original form together with any necessary endorsement.

     4.7. BOOKS  AND  RECORDS.

          MSI, MSUK and the other Obligors shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by MSI and/or MSUK.

     4.8. FINANCIAL  DISCLOSURE.

          MSI and MSUK hereby irrevocably authorize and direct all accountants and auditors employed by MSI and MSUK at any time during the Term to exhibit and deliver to Agent and Lenders copies of any of MSI's, MSUK's or other Obligor's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and Lenders any information such accountants may have concerning MSI's, MSUK's and/or other Obligor's financial status and business operations. MSI and MSUK hereby authorize all federal, state and municipal authorities to furnish to Agent and

Lenders copies of reports or examinations relating to MSI, MSUK and/or another Obligor, whether made by MSI, MSUK or otherwise; however, Agent and Lenders will attempt to obtain such information or materials directly from MSI or MSUK prior to obtaining such information or materials from such accountants or such authorities.

     4.9. COMPLIANCE  WITH  LAWS.

          MSI, MSUK and the other Obligors shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral and/or the Subsidiary Collateral or any part thereof or to the operation of MSI's, MSUK's or any other Obligor's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect. The Collateral and the Subsidiary Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral and/or the Subsidiary Collateral so that such insurance shall remain in full force and effect.

     4.10.  INSPECTION  OF  PREMISES.

          At all reasonable times and upon reasonable advance notice Agent shall have full access to and the right to audit, check, inspect and make abstracts and copies from MSI's, MSUK's and the other Obligors' books, records, audits, correspondence and all other papers relating to the Collateral and/or the Subsidiary Collateral and the operation of MSI's, MSUK's and/or the other Obligors' business. Agent, may enter upon any of MSI's, MSUK's and/or any Obligor's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of MSI's, MSUK's and/or any other Obligor's business. So long as no Event of Default then exists and is continuing, Agent may conduct one field exam of MSI, MSUK, Sensors and of any other Guarantor each year, at the expense of MSI, MSUK, Sensors or such other Guarantor. Any field exams or other audits after an Event of Default which is continuing shall be at the expense of MSI or MSUK.

     4.11.  INSURANCE.

          MSI shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral and MSUK and Sensors, as applicable, shall bear the full risk of any loss of any nature whatsoever with respect to the Subsidiary Collateral. At MSI's, MSUK's and the other Obligor's own cost and expense in amounts and with carriers acceptable to Agent, MSI, MSUK and the other Obligors shall: (a) keep all its insurable properties and properties in which any of them has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in similar businesses including, without limitation, business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in similar businesses insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of MSI, MSUK and/or the other Obligors either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which any of them is engaged in business; (e) furnish Agent with
(i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and
(ii) appropriate loss payable endorsements in form and substance satisfactory to

Agent, naming Agent as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a), and (c) and
(e) above with respect to MSI, MSUK and the other Obligors, and providing (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be canceled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent, MSI, MSUK and the other Obligors to make payment for such loss to Agent and not to MSI, MSUK and/or the other Obligors and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to MSI, MSUK and/or the other Obligors and Agent jointly, Agent may endorse MSI's, MSUK's and/or the other Obligors' name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a), and (b) and (e) above. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine, except as may be required by law. Any surplus shall be paid by Agent to MSI or MSUK or applied as may be otherwise required by law. Any deficiency thereon shall be paid by MSI or MSUK to Agent, on demand.

     4.12.  FAILURE  TO  PAY  INSURANCE.

          If MSI or MSUK fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of MSI, MSUK and/or any other Obligor, and charge Borrowers' Accounts therefor as a Revolving Advance of a Domestic Rate Loan and such expenses so paid shall be part of the Obligations.

     4.13.  PAYMENT  OF  TAXES.

          MSI, MSUK and the other Obligors will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon MSI, MSUK the other Obligors or any of the Collateral or Subsidiary Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between MSI, MSUK and/or Sensors and Agent and/or any Lender which Agent and/or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or any Lender's opinion, may possibly create a valid Lien on the Collateral and/or the Subsidiary Collateral, Agent may without notice to MSI or MSUK pay the taxes, assessments or other Charges and MSI and MSUK hereby indemnify and hold Agent and each Lender harmless in respect thereof. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrowers' Accounts as a Revolving Advance and added to the Obligations and, until MSI and/or MSUK shall furnish

Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to MSI's or MSUK's credit and Agent shall retain its security interest in any and all Collateral held by Agent.

     4.14.  PAYMENT  OF  LEASEHOLD  OBLIGATIONS.

          MSI, MSUK and the other Obligors shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's request will provide evidence of having done so.

     4.15.  RECEIVABLES.

          (a)  Nature  of  Receivables.
               -----------------------

               Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of MSI or MSUK, or work, labor or services theretofore rendered by MSI or MSUK as of the date each Receivable is created. Same shall be due and owing in accordance with MSI's or MSUK's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by MSI and MSUK to Agent.

          (b)  Solvency  of  Customers.
               -----------------------

               Each Customer, to the best of MSI's and MSUK's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of MSI and MSUK who are not solvent MSI and MSUK has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

          (c)  Locations  of  MSI  and  MSUK.
               ------------------------------

               MSI's chief executive office is located at 80 Little Falls Road, Fairfield, New Jersey 07004. Until written notice is given to Agent by MSI of any other office at which MSI keeps its records pertaining to Receivables, all such records shall be kept at such executive office. MSUK's chief executive office is located at 534/544 Ipswich Road, Slough, Berkshire SL1 4EG, England. Until written notice is given to Agent by MSUK of any other office at which MSUK keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

          (d)  Collection  of  Receivables.
               ---------------------------

               Until MSI's or MSUK's authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence of an Event of Default or a Default or when Agent in its sole discretion deems it to be in Agent's and each Lenders' best interest to do so), MSI and MSUK will, at MSI's and MSUK's sole cost and expense, but on Agent's behalf and for Agent's account, collect as Lender's property and in trust for Lenders all amounts received on Receivables, and shall not commingle such collections with MSI's or MSUK's funds or use the same except to pay Obligations. MSI and MSUK shall, upon request by Agent, deliver to Agent, or deposit in the Blocked Account, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of indebtedness, the proceeds of which shall be applied to repayment of the Revolving Advances.

          (e)  Notification  of  Assignment  of  Receivables.
               ---------------------------------------------

               At any time following the occurrence of an Event of Default or a Default, Agent shall have the right to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral and/or Subsidiary Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral and/or Subsidiary Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers' Accounts and added to the Obligations.

          (f)  Power  of  Agent  to  Act  on  MSI's  and  MSUK's  Behalf.
               ---------------------------------------------------------

               Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or MSI or MSUK any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and MSI and MSUK hereby waive notice of presentment, protest and non-payment of any instrument so endorsed. MSI and MSUK hereby constitute Agent or Agent's designee as MSI's and MSUK's attorney with power (i) to endorse MSI's and MSUK's names upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral or Subsidiary Collateral; (ii) to sign MSI's and MSUK's names on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) after an Event of Default, to send verifications of Receivables to any Customer;
(iv) to sign MSI's and MSUK's names on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral or Subsidiary Collateral and to file same; (v) after an Event of Default, to demand payment of the Receivables; (vi) after an Event of Default, to enforce payment of the Receivables by legal proceedings or otherwise; (vii) to exercise all of MSI's and MSUK's rights and remedies with respect to the collection of the Receivables and any other Collateral or Subsidiary Collateral; (viii) after an Event of Default, to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign MSI's and MSUK's names on a proof of claim in bankruptcy or similar document against any Customer; (xi) after an Event of Default, to prepare, file and sign MSI's and MSUK's names on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence of an Event of Default or Default, to change the address for delivery of mail addressed to MSI and MSUK to such address as Agent may designate and to receive, open and dispose of all mail addressed to MSI and MSUK.

          (g)  No  Liability.
               -------------

               Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence of an Event of Default or Default, Agent may, without notice or consent from MSI or MSUK, on or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence of an Event of Default or Default the return of the goods represented by any of the Receivables, without notice to or consent by MSI or MSUK, all without discharging or in any way affecting MSI's or MSUK'S liability hereunder.

          (h)  Establishment  of  a  Lockbox  Account;  Dominion  Account.
               ----------------------------------------------------------

               All proceeds of Collateral and Subsidiary Collateral of MSUK shall, at the direction of Agent, be deposited by MSI and MSUK into a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") as Agent may require. All funds deposited in any such Blocked Account shall immediately become the property of Agent for the benefit of Lenders. Agent does not assume any responsibility for such "blocked account" arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Agent may establish depository accounts ("Depository Accounts") in the name of Agent for the deposit of such funds, and MSI and MSUK shall deposit all proceeds of Collateral and Subsidiary Collateral of MSUK or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts.

          (i)  Adjustments.
               -----------

               MSI and MSUK will not, without Agent's consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of MSI or MSUK.

          (j)  Receivables  of  Sensors  and  MSUK
               -----------------------------------

               Sensors and MSUK will be bound by the terms and provisions of this Section 4.15 in addition to Sensors and MSUK being bound by the provisions of the Sensors Security Agreement and the First Mortgage Debenture, respectively. In the event of any conflict between such agreements and this Agreement, the terms of the agreement which provides the most benefits to the Agent and the Lenders shall prevail.

     4.16.  INVENTORY.

          To the extent Inventory held for sale or lease has been produced by MSI, it has been and will be produced by MSI in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

     4.17.  MAINTENANCE  OF  EQUIPMENT.

          Except for obsolete or unnecessary Equipment, the Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. MSI and MSUK shall not use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation. MSI and MSUK shall have the right to sell Equipment to the extent set forth in Section 4.3 hereof.

     4.18.  EXCULPATION  OF  LIABILITY.

          Neither Agent nor any Lender shall be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof, except for willful misconduct or gross negligence. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, shall assume any of MSI's or MSUK'S obligations under any contract or agreement assigned to Agent, and neither Agent nor any Lender shall be responsible in any way for the performance by MSI or MSUK of any of the terms and conditions thereof.

     4.19.  ENVIRONMENTAL  MATTERS.

          (a) MSI, MSUK and the other Obligors shall ensure that the Real Property remains in compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Real Property except as not prohibited by applicable law or appropriate governmental authorities.

          (b) MSI, MSUK and the other Obligors shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

          (c) MSI, MSUK and the other Obligors shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. MSI, MSUK and the other Obligors shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by MSI, MSUK and the other Obligors in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

          (d) In the event MSI, MSUK and/or the other Obligors obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any MSI's, MSUK's or any other Obligors' interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the

United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then MSI, MSUK and/or the other Obligors shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which MSI, MSUK and/or the other Obligors is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in the Real Property (if any) and is not intended to create nor shall it create any obligation upon Agent or any Lenders with respect thereto.

          (e) MSI, MSUK and the other Obligors shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by MSI, MSUK and/or any other Obligor to dispose of Hazardous Substances and shall continue to forward copies of correspondence between MSI, MSUK and/or any other Obligor and the Authority regarding such claims to Agent until the claim is settled. MSI, MSUK and the other Obligors shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that MSI, MSUK and/or any other Obligor is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Real Property, the Collateral and the Subsidiary Collateral.

          (f) MSI, MSUK and the other Obligors shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral, Subsidiary Collateral or Real Property to any Lien. If MSI, MSUK or any other Obligor shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or MSI, MSUK or any other Obligor shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in Collateral and/or Subsidiary Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by MSI or MSUK, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lenders, MSI, MSUK and Sensors.

          (g) Promptly upon the written request of Agent from time to time, based on the Agent's reasonable determination that such an assessment is reasonable, MSI, MSUK and the other Obligors shall provide Agent, at MSI's or MSUK's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent.


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
If such estimates, individually or in the aggregate, exceed $100,000, Agent shall have the right to require MSI or MSUK to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

          (h) MSI, MSUK and the other Obligors shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or Lenders under or on account of any violation of Environmental Laws related to the Real Property, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. MSI's, MSUK's and the other Obligors' obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. MSI's, MSUK's and the other Obligors' obligations and the indemnifications hereunder shall survive the termination of this Agreement.

          (i) For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of MSI's, MSUK's and the other Obligor's right, title and interest in and to its owned and leased premises.

     4.20.  FINANCING  STATEMENTS.

          Except with respect to the financing statements filed by Agent and the financing statements described on Schedule 4.20, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

5.   REPRESENTATIONS  AND  WARRANTIES.
     --------------------------------

     MSI, MSUK and the other Obligors, where applicable, represent and warrant as follows:

     5.1. AUTHORITY.

          MSI, MSUK and the other Obligors each has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all their respective Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within MSI's, MSUK's and the other Obligors' respective corporate or other powers, have been duly authorized, are not in contravention of law or the terms of MSI's, MSUK's and the other Obligors' respective by-laws, certificate of incorporation or other applicable documents relating to MSI's, MSUK's and the other Obligors' respective incorporation or to the conduct of MSI's, MSUK's or the other Obligors' business or of any material agreement or undertaking to which MSI, MSUK or another Obligor is a party or by which MSI, MSUK or any other Obligor is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of MSI or any other Obligor under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which MSI, MSUK or any other Obligor or its respective property is a party or by which it may be bound.

     5.2. INCORPORATION  AND  QUALIFICATION.

          (a) MSI, MSUK and each other Obligor have each been duly incorporated as a corporation or duly formed, if not a corporation, and is in good standing under the laws of the state or country listed on Schedule 5.2(a) and each is qualified to do business and is in good standing in the states or country listed on Schedule 5.2(a) which constitute all states or countries in which qualification and good standing are necessary for MSI, MSUK and such other Obligors to conduct their respective business and own their respective property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. MSI, MSUK and each other Obligor have each delivered to Agent true and complete copies of its certificate of incorporation and by-laws or other equivalent applicable documents and will promptly notify Agent of any amendment or changes thereto.

          (b)  Except  as set forth on Schedule 5.2(b), MSI has no Subsidiaries.

          (c) Schedule 5.2(c) sets forth all Real Property owned or occupied by MSI, MSUK and the other Obligors.

     5.3. SURVIVAL  OF  REPRESENTATIONS  AND  WARRANTIES.

          All representations and warranties of MSI, MSUK and the other Obligors contained in this Agreement and the Other Documents shall be true at the time of MSI's, MSUK's and the other Obligors', as the case maybe, execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

     5.4. TAX  RETURNS.

          MSI's  and  Sensors' federal tax identification number is set forth on
Schedule 5.4. MSI, MSUK and the other Obligors have filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. Federal, state and local income tax returns of MSI and the other Obligors, as applicable, have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending March 31, 1991. The provision for taxes on the books of MSI, MSUK and of Sensors are adequate for all years not closed by applicable statutes of limitation, and for its current fiscal year, and MSI, MSUK and Sensors have no knowledge of any deficiency or additional assessment in connection therewith not provided for on its respective books.

     5.5. FINANCIAL  STATEMENTS.

          (a) The projected financial statements furnished to Agent and each Lender reflect the consummation of the transactions contemplated by the Acquisition Agreements and under this Agreement (the "Transactions") and fairly reflect the financial condition of MSI as of the Closing Date after giving effect to the Transactions, and have been prepared in good faith by MSI.

          (b) The projected financial statements of MSI described in Section 5.5(a) (the "Projections") were prepared by the Chief Financial Officer of MSI, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect MSI's judgment based on present circumstances of the most likely set of conditions and course of action for the projected period.

     5.6. CORPORATE  NAME.

          Neither MSI, MSUK, nor Sensors have been known by any other corporate name in the past five years and do not sell Inventory under any other name except as set forth on Schedule 5.6, nor, except as set forth on Schedule 5.6, has MSI, MSUK or Sensors been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

     5.7. O.S.H.A.,  ENVIRONMENTAL  AND  OTHER  COMPLIANCE.

          (a) To the best of their knowledge, MSI, MSUK and the other Obligors have duly complied with, and their facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with all applicable laws including, without limitation, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; to the best of their knowledge, there have been no outstanding citations, notices or orders of non-compliance issued to MSI, MSUK or the other Obligors or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

          (b) MSI, MSUK and the other Obligors have been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

          (c) (i) There are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by MSI, MSUK or any other Obligor; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by MSI, MSUK or any other Obligor; (iii) neither the Real Property nor any premises leased by MSI, MSUK or any other Obligor has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or any premises leased by MSI, MSUK or any other Obligor, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of MSI, MSUK or any other Obligor or of its tenants.

     5.8. SOLVENCY;  NO  LITIGATION,  VIOLATION,  INDEBTEDNESS  OR  DEFAULT.

          (a) After giving effect to the Transactions, MSI, MSUK and Sensors will be solvent, able to pay their debts as they mature, have capital sufficient to carry on their business and all businesses in which they are about to engage, and (i) as of the date hereof, the fair present saleable value of their respective assets, calculated on a going concern basis, is in excess of the amount of their respective liabilities taking into account all rights of subrogation and contribution and (ii) subsequent to the date hereof, the fair saleable value of their respective assets (calculated on a going concern basis) will be in excess of the amount of their respective liabilities taking into account all rights of subrogation and contribution.

          (b) Except as disclosed in Schedule 5.8(b), neither MSI, MSUK nor any other Obligor has (i) any pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect on MSI, MSUK or such other Obligor, and (ii) any liabilities nor indebtedness for borrowed money other than the Obligations.

          (c) Neither MSI, MSUK nor any other Obligor is in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect on MSI, MSUK or such other Obligor, nor is MSI, MSUK or any other Obligor in violation of any order of any court, governmental authority or arbitration board or tribunal.

          (d) Neither MSI nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d) hereto.
Except as set forth in Schedule 5.8(d), (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and
Section 412(a) of the Code, whether or not waived, and MSI and each member of the Controlled Group has met all applicable minimum funding requirements under
Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under
Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) neither MSI nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither MSI nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) neither MSI nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) neither MSI nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) neither MSI nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) MSI and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR Sec.
2615.3 has not been waived, (xi) neither MSI nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of MSI and any member of the Controlled Group, and (xii) neither MSI nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

     5.9. PATENTS,  TRADEMARKS,  COPYRIGHTS  AND  LICENSES.

          All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by MSI, MSUK and Sensors are set forth on Schedule 5.9, are valid and have, where required, been duly registered or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, design right, tradename, trade secret or license and neither MSI, MSUK nor Sensors are aware of any grounds for any challenge, except as set forth in Schedule 5.9 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by MSI, MSUK or Sensors and all trade secrets used by MSI, MSUK or Sensors consist of original material or property developed by MSI, MSUK and Sensors or was lawfully acquired by MSI, MSUK or Sensors from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to proprietary software used by MSI, MSUK and Sensors, MSI, MSUK and Sensors, are in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.9 hereto.

     5.10.  LICENSES  AND  PERMITS.

          Except as set forth in Schedule 5.10, MSI, MSUK and the other Obligors
(a) are in compliance with and (b) have procured and are now in possession of, all material licenses or permits required by any applicable federal, state or local law or regulation for the operation of their business in each jurisdiction wherein each is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect.

     5.11.  DEFAULT  OF  INDEBTEDNESS.

          MSI, MSUK and the other Obligors are not in default in the payment of the principal of or interest on any Indebtedness in excess of $25,000 or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

     5.12.  NO  DEFAULT.

          MSI, MSUK and the other Obligors are not in default in the payment or performance of any of their material contractual obligations and no default has occurred under the provisions of any such obligation.

     5.13.  NO  BURDENSOME  RESTRICTIONS.

          Neither MSI, MSUK nor any other Obligor is a party to any contract or agreement the performance of which could have a Material Adverse Effect. Neither MSI, MSUK nor any other Obligor has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

     5.14.  NO  LABOR  DISPUTES.

          Neither MSI, MSUK nor any other Obligor is involved in any labor dispute; there are no strikes or walkouts or union organization of MSI's, MSUK's or of such other Obligor's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on
Schedule  5.14  hereto.

     5.15.  MARGIN  REGULATIONS.

          Neither MSI, MSUK nor any other Obligor is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

     5.16.  INVESTMENT  COMPANY  ACT.

          Neither MSI, MSUK nor any other Obligor is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

     5.17.  DISCLOSURE.

          No representation or warranty made by MSI, MSUK or any other Obligor in this Agreement, any Other Document or in the Acquisition Agreements, or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to MSI, MSUK or any other Obligor or which reasonably should be known to MSI or MSUK which MSI or MSUK or any other Obligor has not disclosed to Agent and Lenders in writing with respect to the transactions contemplated by the Acquisition Agreements, or this Agreement which could reasonably be expected to have a Material Adverse Effect.

     5.18.  DELIVERY  OF  ACQUISITION  AGREEMENTS.

          Agent has received complete copies of the Acquisition Agreements (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent.

     5.19.  CONFLICTING  AGREEMENTS.

          No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on MSI, MSUK or on Sensors or affecting the Collateral or the Subsidiary Collateral conflicts with, or requires any Consent


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which  has  not  already  been  obtained  to,  or  would  in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

     5.20.  APPLICATION  OF  CERTAIN  LAWS  AND  REGULATIONS.

          Neither MSI, MSUK, Sensors nor any Affiliate of MSI is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

     5.21.  LIENS  AND  ENCUMBRANCES.

          Each of MSI, MSUK and the other Obligors has good and marketable title to all of their respective assets and owns same free and clear of all Liens except Permitted Encumbrances.

6.   AFFIRMATIVE  COVENANTS.
     ----------------------

     MSI and MSUK shall, and MSI shall cause Sensors and the other Obligors to, until payment in full of the Obligations and termination of this Agreement:

     6.1. PAYMENT  OF  FEES.

          Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge Borrowers' Accounts for all such fees and expenses.

     6.2. CONDUCT  OF  BUSINESS  AND  MAINTENANCE  OF  EXISTENCE  AND  ASSETS.

          (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral and Subsidiary Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof.

     6.3. VIOLATIONS.

          Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Official Body, or of any agency thereof, applicable to MSI, MSUK or any other Obligor which could reasonably be expected to have a Material Adverse Effect on MSI, MSUK or such other Obligor.


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
     6.4. GOVERNMENT  RECEIVABLES.

          When requested by Agent to do so, take all steps necessary to protect Agent's and Lenders' interest in the Collateral and the Subsidiary Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between MSI and the government of the United States (or accounts receivable arising out of contracts between MSUK or Sensors and the government of the United States or the government of the United Kingdom), any state or any department, agency or instrumentality of any of them.

     6.5. MINIMUM  FIXED  CHARGE  COVERAGE.

          Maintain at all times on a consolidated basis, a ratio of Fixed Charge Coverage of greater than 1.50 to 1, measured quarterly on a rolling trailing four quarter basis beginning with the fiscal quarter ending December 31, 2000.

     6.6. MINIMUM  TANGIBLE  NET  WORTH.

          Cause or permit the Tangible Net Worth: at fiscal year end March 31, 2001 to be not less than $2,000,000; at fiscal year end March 31, 2002 to be not less than $9,000,000; and at each fiscal year end thereafter to be not less than $15,000,000.

     6.7. MAXIMUM  LEVERAGE  RATIO.

          Cause or permit the Maximum Leverage Ratio to be: not greater than the ratio of 2.75 to 1.00 during fiscal year ending March 31, 2001; not greater than
2.50 to 1.00 during fiscal year ending March 31, 2002; and not greater than 2:00 to 1.00 at any times thereafter. The Leverage Ratio will be measured quarterly on a rolling trailing four quarter basis beginning with the fiscal quarter ending December 31, 2000.

     6.8. EXECUTION  OF  SUPPLEMENTAL  INSTRUMENTS.

          Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral or the Subsidiary Collateral, and such other instruments as Agent may request, in order that the full intent of this Agreement may be carried into effect.

     6.9. PAYMENT  OF  INDEBTEDNESS;  TAXES.

          Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, including but not limited to federal, state and local taxes except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and MSI, MSUK or Sensors shall have provided for such reserves as Agent may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Agent and/or Lenders.

     6.10.  STANDARDS  OF  FINANCIAL  STATEMENTS.

          Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, and 9.13 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in


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
reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

     6.11.  EXERCISE  OF  RIGHTS.

          Enforce all of its material rights under the Acquisition Agreements including, but not limited to, all indemnification rights and pursue all remedies available to it with diligence and in good faith in connection with the enforcement of any such rights.

     6.12.  INTEREST  RATE  PROTECTION.

          Obtain Interest Rate Protection as to not less than 50% of the Term Loan's interest expense on terms and conditions reasonably acceptable to Agent and MSI and maintain such Interest Rate Protection for at least three (3) years from the Existing Loan Agreement Closing Date.

     6.13.  NO  LOSSES.

          Not cause or permit there to occur net losses in any two (2) fiscal quarters during any twelve (12) month period, measured quarterly.

     6.14.  MAINTENANCE  OF  ACCOUNTS.

          Maintain MSI's and MSUK's primary depository and cash management accounts with Agent. Any payments due under the Revolving Loan, Term Loan or any other credit facility hereunder may be made by a debit against any such account.

     6.15.  REPAYMENT  OF  INTERCOMPANY  LOAN.

          MSUK shall use the proceeds of the initial Revolving Advance under the MSUK Sublimit to repay to MSI the Pounds Sterling equivalent of $2,500,000, which amount shall be applied by MSI against the Intercompany Loan and which amount shall then be repaid by MSI to Agent as a reduction of the Revolving Advances.

     6.16.  NOTICE  OF  CERTAIN  EVENTS.

          In the event of (i) an acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than five (5%) of the aggregate ordinary voting power represented by the issued and outstanding capital stock of MSI, (ii) the acquisition of direct or indirect control of MSI by any Person or group not presently having such control; (iii) any circumstance which results in a direct or indirect material change in MSI's or any other Obligor's management or policies, whether by contract or otherwise; and (iv) any other circumstance which permits any Person to materially influence the business and operations of MSI or any other Obligor not presently having such influence, then MSI shall provide written notice to the Agent in accordance with Section 15.9 hereof of any such occurrence not less than thirty (30) days prior thereto and provide the Agent with copies of all relevant documentation related thereto and execute whatever further documentation related hereto as the Agent may require.


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
7.   NEGATIVE  COVENANTS.
     -------------------

     MSI and MSUK shall not, and MSI shall cause Sensors and the other Obligors not to, until satisfaction in full of the Obligations and termination of this
Agreement:

     7.1. MERGER,  CONSOLIDATION,  ACQUISITION  AND  SALE  OF  ASSETS.

          (a) Except as permitted by Section 7.11(c), enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it.

          (b) Sell, lease, transfer or otherwise dispose of any Collateral (except as permitted hereunder) or, in the case of Sensors or MSUK, Subsidiary Collateral (except as permitted under the Sensors Security Agreement and the First Mortgage Debenture), or in the case of the other Obligors, any of their properties or assets, except in the ordinary course of their business.

     7.2. CREATION  OF  LIENS.

          Create or suffer to exist any Lien upon or against any of its property or assets or the properties or assets of any other Obligor, whether now owned or hereafter acquired, except Permitted Encumbrances.

     7.3. GUARANTEES.

          Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Agent and/or Lenders) except (i) the endorsement of checks in the ordinary course of business, (ii) any guaranty by MSI of Sensors' obligations under its lease,
(iii)  the  guaranty  by MSI of MSUK's lease with Slough Trading Estate Limited,
(iv) the Guaranties, and (v) MSI's guaranty of MSUK's obligations under its Acquisition Agreement.

     7.4. INVESTMENTS.

          Except as permitted pursuant to Section 7.11(c), purchase or acquire obligations or stock of, or any other interest in, any Person including, without limitation, capital contributions to MSUK, Sensors or any other Obligors, except
(a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating),
(c) (i) checking accounts or (ii) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if
(i)  such  bank  has a combined capital and surplus of at least $500,000,000, or
(ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof; or (e) the Intercompany Loan.

     7.5. LOANS.

          Except as permitted pursuant to Section 7.11(c), make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate.


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
     7.6. DIVIDENDS.

          Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of MSI (other than dividends or distributions payable in its stock or split-ups or reclassifications of its stock or membership interests) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of MSI, MSUK, Sensors or of any other Obligor.

     7.7. INDEBTEDNESS.

          Create, incur, assume or suffer to exist Indebtedness except (i) Indebtedness to Lenders; (ii) trade debt (except that trade debt of MSUK shall at no time exceed $1,000,000); (iii) Indebtedness permitted by Section 7.11(c), including the Intercompany Loan; and (iv) other Indebtedness in an amount not to exceed $250,000 in the aggregate.

     7.8. NATURE  OF  BUSINESS.

          Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

     7.9. TRANSACTIONS  WITH  AFFILIATES.

          Except for transactions between MSI and its Subsidiaries, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate of MSI or of any other Obligor.

     7.10.  LEASES.

          Enter as lessee into any lease arrangement not currently existing for real or personal property (unless capitalized leases) if after giving effect thereto (including subtracting any lease payments it is no longer obligated to pay because such lease is being replaced by the new lease), aggregate annual rental payments for all additional leased property would exceed $500,000 in any one fiscal year.

     7.11.  SUBSIDIARIES/ACQUISITIONS.

          (a) Form or acquire any Subsidiary unless (i) such Subsidiary (which is a domestic Subsidiary) expressly joins in this Agreement as a borrower and becomes jointly and severally liable for the obligations of MSI hereunder, under the Notes, and under any other agreement between MSI and Agent and/or any Lender, (ii) the stock of such newly formed or acquired Subsidiary (100% of a domestic Subsidiary and 65% of a foreign Subsidiary) is pledged and/or charged to the Agent and (iii) Agent shall have received all documents, including legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions.

          (b)  Enter into any partnership, joint venture or similar arrangement.

          (c) Permit investment in or cash due to MSI from all of MSI's foreign and domestic subsidiaries in an amount at any time outstanding aggregating in


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
excess of $7,500,000 (including the Intercompany Loan) during any fiscal year of MSI outstanding at any time, to be determined quarterly.

          (d) Notwithstanding the foregoing and subject to Section 7.11(a) hereof, this Section 7.11 shall not prohibit any Acquisition if (i) such Acquisition, if the Acquired Entity is a publicly held corporation, shall have been approved by the Board of Directors of the Acquired Entity, (ii) after giving effect to such Acquisition, MSI and/or its Subsidiaries own in excess of 50% of the Acquired Entity; (iii) MSI has delivered to the Agent, not less than ten (10) Business Days prior to such Acquisition, a reasonably detailed description of such Acquisition (including, without limitation, the business, assets or Person, the Purchase Price thereof and the method and structure of payment thereof); (iv) the Acquired Entity is engaged in a line of business (A) similar to the business of MSI or (B) otherwise acceptable to the Required Lenders; (v) MSI has provided the Agent with pro forma financial statements prior to such acquisition demonstrating compliance with Sections 6.5, 6.6, 6.7, 6.13, 7.2 and 7.7 and a certificate of the chief financial officer of MSI certifying compliance such provisions in each case after giving effect thereto,
(vi)  no  Default or Event of Default shall have occurred and be continuing; and
(vii) the total Purchase Price for the Acquisition and any other Acquisitions during the immediately preceding twelve month period is not in excess of $10,000,000 in the aggregate and the aggregate Purchase Price for all Acquisitions (including the proposed Acquisition) during the Term does not exceed $20,000,000.

     7.12.  FISCAL  YEAR  AND  ACCOUNTING  CHANGES.

          Change MSI's or MSUK's fiscal year or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

     7.13.  PLEDGE  OF  CREDIT.

          Now or hereafter pledge Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than MSI's or MSUK's business as conducted on the date of this Agreement.

     7.14.  AMENDMENT  OF  CERTIFICATE  OF  INCORPORATION  ,  BY-LAWS.

          Amend, modify or waive any term or material provision of its Certificate of Incorporation or By-Laws (or comparable corporate organizational documents) unless required by law.

     7.15.  COMPLIANCE  WITH  ERISA.

          (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d), (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of MSI, MSUK, Sensors or any member of the Controlled Group or the imposition of a lien on the property of MSI, MSUK, Sensors or any member of the Controlled Group pursuant to
Section  4068 of ERISA, (v) assume, or permit any member of the Controlled Group


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
to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Agent of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

     7.16.  PREPAYMENT  OF  INDEBTEDNESS.

          Except for the repayment of the Intercompany Loan as required by Sections 2.13 and 6.15 hereof, at any time, directly or indirectly, prepay any Indebtedness of MSI or MSUK to an Affiliate or Subsidiary, or repurchase, redeem, retire or otherwise acquire any Indebtedness of MSI or MSUK to an Affiliate or Subsidiary.

     7.17.  OTHER  AGREEMENTS.

          Enter into any material amendment, waiver or modification of the Acquisition Agreements or any related agreements.

8.   CONDITIONS  PRECEDENT.
     ---------------------

     8.1. CONDITIONS  TO  CREATION  OF  MSUK  SUBLIMIT.

          The agreement of Agent and Lenders to amend and restate the Existing Loan Agreement and to create the MSUK Sublimit is subject to the satisfaction, or waiver by Lenders, immediately prior to the date hereof (unless otherwise specified), of the following conditions precedent:

          (a)  Notes.

               Agent shall have received the Revolving Credit Notes duly executed and delivered by an authorized officer of MSI and MSUK, as applicable;

          (b)  Filings,  Registrations  and  Recordings.

               Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral and Subsidiary Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

          (c)  Corporate  Proceedings  of  MSI,  MSUK  and  Sensors.

               Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of MSI, MSUK and of Sensors (and as Sensors and MSUK, the consent of MSI as their sole


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
shareholder) authorizing (i) the execution, delivery and performance of this Agreement, the Notes, the Other Documents and the Acquisition Agreements (collectively the "Documents") and (ii) the granting by MSI, MSUK or Sensors, as the case may be, of the security interests in and liens upon the Collateral or the Subsidiary Collateral certified by the Secretary or an Assistant Secretary or other authorized representative of MSI, MSUK or Sensors, as the case may be, as of the date hereof; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

          (d)  Incumbency  Certificates  of  MSI,  MSUK  and  Sensors.

               Agent shall have received a certificate of the Secretary or an Assistant Secretary or other authorized representative of MSI, MSUK and Sensors, dated the Date hereof, as to the incumbency and signature of the officers of MSI, MSUK and Sensors, as the case maybe, executing this Agreement, the Other
Documents, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary or other authorized representative of MSI, MSUK or Sensors, as the case may be;

               (e)  Certificates.

               Agent shall have received a copy of the Certificates of Incorporation (or comparable organizational documents) of MSI, MSUK and Sensors, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of formation together with copies of the By-Laws of MSI, MSUK and Sensors certified as accurate and complete by the Secretary or other authorized representative of MSI, MSUK or Sensors, the case may be;

          (f)  Good  Standing  Certificates.

               Agent shall have received good standing certificates for MSI, MSUK and for Sensors dated not more than 10 days prior to the Date hereof, issued by the Secretary of State or other appropriate official of MSI's, MSUK's or of Sensors' jurisdiction of incorporation and each jurisdiction where the conduct of MSI's, MSUK's or of Sensors' business activities or the ownership of its properties necessitates qualification;

          (g)  Legal  Opinions.

               Agent shall have received (at MSI's expense) the executed legal opinions of (i) John D. Arnold, Esq., (ii) McCarter & English LLP, (iii) counsel admitted to practice in the United Kingdom; and (iv) counsel admitted to practice in Hong Kong (which confirms that the pledge of Measurement Limited stock by MSI is enforceable against MSI and represents an effective pledge of 65% of the stock of Measurement Limited), each in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes, and the Other Documents, as Agent reasonably requires and MSI hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders.

          (h)  No  Litigation.

               No litigation, investigation or proceeding before or by any arbitrator or Official Body shall be continuing or threatened against MSI, MSUK or Sensors, or against the members, officers or directors of MSI, MSUK, Sensors and any other Obligor or against the Seller or its officers and directors (A) in


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connection  with  the  Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent have a Material Adverse Effect; and no injunction, writ, restraining order or other order of any nature materially adverse to MSI, MSUK, Sensors and any other Obligor or Seller or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Official Body;

          (i)  Financial  Condition  Certificates.

               Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(i).

          (j)  Fees.

               Agent shall have received all fees payable to Agent and Lenders on or prior to the date hereof pursuant to Article III hereof;

          (k)  Insurance.

               Agent shall have received in form and substance satisfactory to Agent, certified copies of MSI's, MSUK's and Sensors' casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee, and certified copies of MSI's, MSUK's and Sensors' liability insurance policies, together with endorsements naming Agent as a co-insured;

          (l)  Stock  Pledge  Agreements,  Other  Documents.

               Agent  shall  have  received  the  duly  executed  Stock  Pledge
Agreements, Assignment of Patents, Assignments of Trademarks and all Other Documents, each in form and substance satisfactory to Lenders. In the event modifications to or a replacement of the applicable Stock Pledge Agreement of MSI is deemed advisable by such Hong Kong counsel, MSI shall enter into any such modification to or replacement of such Stock Pledge Agreement;

          (m)  Consents.

               Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral and the Subsidiary Collateral, as Agent and its counsel shall deem necessary;

          (n)  No  Adverse  Material  Change.

               (i) since September 30, 2000, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Agent shall have been proven to be inaccurate or misleading in any material respect;

          (o)  Closing  Certificate.

               Agent shall have received a closing certificate signed by the Chief Financial Officer of MSI, MSUK and of Sensors dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) MSI, MSUK and Sensors are on such date in compliance with all the terms and


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provisions  set forth in this Agreement and the Other Documents, (iii) MSI, MSUK and Sensors is on such date in compliance with all applicable laws, statutes, rules and regulations of any applicable Official Body, and (iv) on such date no Default or Event of Default has occurred or is continuing;

          (p)  Borrowing  Base.

               Agent shall have received evidence from MSI, MSUK and Sensors that the aggregate amount of Eligible Receivables and Eligible Inventory is sufficient in value and amount to support Revolving Advances and Letters of Credit in the amounts requested by MSI or MSUK;

          (q)  Guaranties.

               Agent shall have received the MSI Guaranty and the Sensors Guaranty, duly executed by appropriate authorized officers of MSI and Sensors.

          (r)  Security  Agreements.

               Agent shall have received the First Mortgage Debenture and the Sensors Security Agreement, duly executed by appropriate authorized officers of MSUK and Sensors.

          (s)  Intercreditor  Agreement

               Agent shall have received the Intercreditor Agreement, duly executed by appropriate authorized officers of MSI and MSUK.

          (t)  Financial  Statements  of  Seller.

               Agent shall have received (i) the post-closing audited balance sheet (as described in the Acquisition Agreements) of the division of the Seller purchased by MSI (or MSUK) pursuant to the Acquisition Agreements, and (ii) audited (defined in the Acquisition Agreements as the SEC Financial Statements) financial statements for the prior two (2) years of the division of the Seller purchased by MSI (or MSUK) pursuant to the Acquisition Agreements, which in both cases shall confirm in all material respects the information previously provided to the Lenders by MSI.

          (u)  Assignments  of  Patents  and  Trademarks.

               Agent shall have received within thirty (30) days of the Closing Date at MSI's expense new assignments of patents (or amendments to the assignments of patents dated as of August 7, 2000) from MSI and/or Sensors and a new assignment of trademarks (or an amendment to the assignment of trademarks dated as of August 7, 2000) from MSI, each in form and substance satisfactory to Agent and its counsel, reflecting, as applicable, the proper owners of the existing patents and trademarks and/or the addition of new patents and trademarks acquired by MSI and Sensors since the Existing Loan Agreement Closing Date.

          (v)  Other.

               All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent and its counsel.


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     8.2. CONDITIONS  TO  EACH  ADVANCE.

          The agreement of Agent and Lenders to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

          (a)  Representations  and  Warranties.

               Each of the representations and warranties made by MSI, MSUK and by each Obligor in or pursuant to this Agreement and any Other Document to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any Other Document shall be true and correct in all material respects on and as of such date as if made on and as of such date;

          (b)  No  Default.

               No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date and, in the case of the initial Advance, after giving effect to the consummation of the transactions contemplated by the Acquisition Agreements; provided, however that Lenders, in their sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

          (c)  Maximum  Advances.

               In the case of any Advances requested to be made, after giving effect thereto, the aggregate Advances shall not exceed the maximum amount of Advances permitted under Section 2.1 hereof. Each request for an Advance by MSI or MSUK hereunder shall constitute a representation and warranty by MSI or MSUK as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

9.   INFORMATION  AS  TO  MSI,  MSUK  AND  SENSORS.
     ---------------------------------------------

     MSI and MSUK shall and MSI shall cause Sensors, until satisfaction in full of the Obligations and the termination of this Agreement:

     9.1. DISCLOSURE  OF  MATERIAL  MATTERS.

          Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral or Subsidiary Collateral, including, without limitation, MSI's, MSUK's or Sensors' reclamation or repossession of, or the return to MSI, MSUK or to Sensors of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

     9.2. SCHEDULES.

          Deliver to Agent on or before the fifteenth (15th) day of each month as and for the prior month (a) accounts receivable agings, (b) accounts payable schedules, (c) Inventory reports and (d) a Borrowing Base Certificate, all in form and substance satisfactory to Agent. In addition, MSI, MSUK and Sensors will deliver to Agent at such intervals as Agent may require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of


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
shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral, Subsidiary Collateral or Receivables as Agent may require including, without limitation, trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by MSI, MSUK or Sensors, as the case may be and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral and the Subsidiary Collateral and reviewing the Receivables, and MSI's, MSUK's or Sensors' failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Lender's Lien with respect to the Collateral or Subsidiary Collateral.

     9.3. ENVIRONMENTAL  REPORTS.

          Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the President or Manager of MSI stating, to the best of his knowledge, that MSI, MSUK and the other Obligors are in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health. To the extent MSI, MSUK or another Obligor is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action MSI, MSUK or such other Obligor will implement in order to achieve full compliance.

     9.4. LITIGATION.

          Promptly notify Agent in writing of any litigation, suit or administrative proceeding affecting MSI, MSUK or any other Obligor, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect.

     9.5. MATERIAL  OCCURRENCES.

          Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of MSI as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject MSI, MSUK or Sensors to a tax imposed by Section 4971 of the Code; (d) each and every default by MSI, MSUK or Sensors which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness;
(e) notice of any default under any of the leases or occupancy agreements as to any Real Property; and (f) any other development in the business or affairs of MSI, MSUK or any other Obligor which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action MSI, MSUK or another Obligor, as the case may be, proposes to take with respect thereto.


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     9.6. GOVERNMENT  RECEIVABLES.

          Notify Agent immediately if any of its Receivables arise out of contracts between MSI, MSUK (or Sensors) and the United States, any state, or any department, agency or instrumentality of any of them.

     9.7. ANNUAL  FINANCIAL  STATEMENTS.

          (a)  MSI.

          Furnish Agent and each Lender within ninety (90) days after the end of each fiscal year of MSI on a consolidated and consolidating basis, audited financial statements of MSI including, but not limited to, statements of income and stockholders' or members' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by MSI and satisfactory to Agent (the "Accountants") together with MSI's annual 10k audit and internally prepared annual consolidated and consolidating statements. The report of the Accountants may not be audited as to the consolidating results and shall be accompanied by a statement of the Accountants certifying that (i) they have caused the Loan Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth MSI's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 6.8, 6.13 and 7.10 hereof. In addition, the reports shall be accompanied by a certificate of MSI's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by MSI with respect to such event, and such certificate shall have appended thereto calculations which set forth MSI's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 6.13 and 7.10 hereof.

          (b)  MSUK

          Furnish Agent and each Lender within ninety (90) days after the end of each fiscal year of MSUK, internally prepared financial statements of MSUK including, but not limited to, statements of income and stockholders' or members' equity and cash flow from the beginning of the current fiscal year to


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the  end  of such fiscal year and the balance sheet as at the end of such fiscal year, each in a form acceptable to Agent and prepared on a basis consistent with prior practices and complete and correct in all material respects, accompanied by a certificate of MSUK's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by MSUK with respect to such event.

     9.8. MONTHLY  AND  QUARTERLY  FINANCIAL  STATEMENTS.

          (a)  MSI

          Furnish Agent and each Lender on a consolidated basis within 60 days after the end of each fiscal quarter, an unaudited consolidated balance sheet of MSI and unaudited statements of income and stockholders' or members' equity and cash flow of MSI reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments, and internally prepared quarterly consolidating statements for each of the three quarters of June, September and December and fiscal year end March, together with MSI's quarterly 10-Q report. The reports shall be accompanied by a certificate signed by the Chief Financial Officer of MSI, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by MSI with respect to such default and, such certificate shall have appended thereto calculations which set forth MSI's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 6.13 and 7.10 hereof.

          (b)  MSUK

          Furnish Agent and each Lender within 60 days after the end of each fiscal quarter, an internally prepared balance sheet of MSUK and statements of income and stockholders' or members' equity and cash flow of MSUK reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, each in a form acceptable to Agent and prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments, and internally prepared quarterly statements for each of the three quarters of June, September and December and fiscal year end March, accompanied by a certificate signed by the Chief Financial Officer of MSUK, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by MSUK with respect to such default.

     9.9. OTHER  REPORTS.

          Furnish Agent and each Lender on a consolidated basis as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as MSI, MSUK or Sensors shall send to MSI's stockholders. Furnish Agent and each Lender within ninety (90) days after the end of each fiscal year of MSI, consolidated and consolidating financial projections of MSI's operations on a quarterly basis for each fiscal year, all in reasonable detail and in such form as the Agent may require and prepared by MSI's Chief Financial Officer.

     9.10.  ADDITIONAL  INFORMATION.

          Furnish Agent and each Lender with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement, the Notes and Other Documents have been complied with by MSI, MSUK and the other Obligors including, without limitation and without the necessity of any request by Agent,


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
(a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of MSI's, MSUK's or Sensors' opening of any new office or place of business or MSI's, MSUK's or Sensors' closing of any existing office or place of business, and (c) promptly upon MSI's, MSUK's or any other Obligor's learning thereof, notice of any labor dispute to which MSI, MSUK or such other Obligor may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which MSI, MSUK or any other Obligor is a party or by which MSI, MSUK or any other Obligor is bound.

     9.11.  NOTICE  OF  SUITS,  ADVERSE  EVENTS.

          Furnish Agent with prompt notice of (i) any lapse or other termination of any Consent issued to MSI, MSUK or to another Obligor by any Official Body or any other Person that is material to the operation of MSI's, MSUK's or such other Obligor's business, (ii) any refusal by any Official Body or any other Person to renew or extend any such Consent; (iii) copies of any periodic or special reports filed by MSI, MSUK or another Obligor with any Official Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of MSI, MSUK or such other Obligor, or if copies thereof are requested by Agent, and (iv) copies of any material notices and other communications from any Official Body or Person which specifically relate to MSI, MSUK or to another Obligor.

     9.12.  ERISA  NOTICES  AND  REQUESTS.

          Furnish Agent with immediate written notice in the event that (i) MSI or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which MSI or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) MSI or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such MSI or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by MSI or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which MSI or any member of the Controlled Group was not previously contributing shall occur, (v) MSI or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) MSI or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under
Section 401(a) of the Code, together with copies of each such letter; (vii) MSI or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice;
(viii)  MSI  or any member of the Controlled Group shall fail to make a required


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installment  or  any  other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) MSI or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated,
(b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

     9.13.  ADDITIONAL  DOCUMENTS.

          Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement and the Other Documents.

10.   EVENTS  OF  DEFAULT.
      -------------------

     The occurrence of any one or more of the following events shall constitute an "Event of Default":

     10.1. Failure by MSI or MSUK to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document; or

     10.2. Any representation or warranty made or deemed made by MSI, MSUK or by any other Obligor in this Agreement or any Other Document or related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made; or

     10.3. Failure by MSI, MSUK or any other Obligor to (i) furnish financial information when due or when requested which is unremedied for a period of fifteen (15) days, or (ii) permit the inspection of its books or records; or

     10.4. Issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of MSI's, MSUK's or any other Obligor's property which is not stayed or lifted within forty (40) days; or

     10.5. Except as otherwise provided for in Sections 10.1 and 10.3, failure or neglect of MSI, MSUK or of any other Obligor to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any other agreement or arrangement, now or hereafter entered into between MSI, MSUK or any other Obligor, on the one hand, and Agent or any Lender, on the other hand, except for a failure or neglect of MSI, MSUK or of any other Obligor to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.6, 4.7, 4.9, 4.11, 6.3, 6.4 or 9.6 hereof which is cured within 30 days from the occurrence of such failure or neglect; or

     10.6. Any judgment or judgments are rendered or judgment liens filed against MSI, MSUK and/or any other Obligor for an aggregate amount in excess of $250,000 unless such are contested in good faith, MSI, MSUK and/or any other Obligor has established adequate reserves in the judgment of the Agent and which within forty (40) days of such rendering or filing is not either satisfied, stayed or discharged of record; or

     10.7. MSI, MSUK or any other Obligor shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit


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of  creditors,  (iii)  commence  a  voluntary case under any state or federal or foreign bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing; or

     10.8. MSI, MSUK or any other Obligor shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business; or

     10.9. Any Affiliate or any Subsidiary of MSI, shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors,
(iv) commence a voluntary case under any state or federal or foreign bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing; or

     10.10. Any change in MSI's, MSUK's or in any other Obligor's condition or affairs (financial or otherwise) which in Agent's opinion has a Material Adverse Effect; or

     10.11. Any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest; or

     10.12. A default of any obligations of MSI, MSUK or any other Obligor under any other agreement to which it is a party shall occur which adversely affects its condition, affairs or prospects (financial or otherwise) which default is not cured within any applicable grace period;

     10.13.  Any  Change  in  Control  shall  occur;  or

     10.14. Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on MSI, MSUK or Sensors, or MSI, MSUK or Sensors shall so claim in writing to Agent; or

     10.15. any Official Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of MSI, MSUK or any other Obligor, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or
(c) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of MSI's, MSUK's or of any other Obligor's business and the staff of such Official Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent and any such revocation, termination or other action would reasonably be expected to have a Material Adverse Effect; or


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     10.16.  any  agreement  which  is necessary or material to the operation of
MSI's, MSUK's or of any other Obligor's business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect; or

     10.17. Any portion of the Collateral or Subsidiary Collateral shall be seized or taken by a Official Body, or MSI, MSUK or Sensors or the title and rights of MSI, MSUK or Sensors shall have become the subject matter of litigation which might, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents; or

     10.18. An event or condition specified in Sections 7.15 or 9.12 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, MSI, MSUK or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect; or

     10.19. Termination of any Guaranty, or if MSI, MSUK or Sensors attempts to terminate or challenge the validity of, or its liability under, its respective Guaranty; or

     10.20 There occurs, in relation to MSI, MSUK or any other Obligor or any Affiliate or Subsidiary of any of them or the assets of any of them, in any country or territory in which it is incorporated or transacts business, any event which appears to the Agent, to correspond in that country or territory with any of those events mentioned in subsections 10.7 through 10.9 hereof.


11.   LENDERS'  RIGHTS  AND  REMEDIES  AFTER  DEFAULT.
      -----------------------------------------------

     11.1.  RIGHTS  AND  REMEDIES.

          Upon  the  occurrence  of (i) an Event of Default pursuant to Sections
10.7 or 10.9 hereof, all Obligations shall be immediately due and payable and the obligation of Agent and Lenders to make Advances shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders all Obligations shall be immediately due and payable and the Required Lenders shall have the right to terminate this Agreement and to terminate the obligation of Agent and Lenders to make Advances and (iii) a filing of a petition against MSI, MSUK or Sensors in any involuntary case under any state or federal bankruptcy laws (or, as to MSUK, equivalent laws under the laws of England and Wales), the obligation of Agent and Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over MSI, MSUK or Sensors. Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral or any Subsidiary Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral or Subsidiary Collateral with or without judicial process. Agent may enter any of MSI's, MSUK's or Sensors' premises or other premises without legal process and without incurring liability to MSI, MSUK or Sensors therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral or Subsidiary Collateral and remove the same to such place as Agent may deem advisable and Agent may require MSI, MSUK and Sensors to make the Collateral or Subsidiary Collateral available to Agent at a convenient place. With or without having the Collateral or Subsidiary Collateral at the time or place of sale, Agent may sell the Collateral or Subsidiary Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral or Subsidiary Collateral which is perishable or threatens to decline speedily in


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value  or is of a type customarily sold on a recognized market, Agent shall give
MSI, MSUK and Sensors reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to MSI, MSUK and Sensors at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agent may bid for and become the purchaser, and Agent or any other purchaser at any such sale thereafter shall hold the Collateral and the Guarantee Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by MSI, MSUK or Sensors, as the case may be. In connection with the exercise of the foregoing remedies, Agent is granted permission to use all of MSI's, MSUK's and Sensors' trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral and any Subsidiary Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Agent and each Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral and Subsidiary Collateral; second, to interest due upon any of the Obligations and any fees payable under this Agreement; and, third, to the principal of the Obligations. If any deficiency shall arise, MSI and Sensors shall remain liable to Agent and Lenders therefor.

     11.2.  AGENT'S  DISCRETION.

          Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's or any Lender's rights hereunder.

     11.3.  SETOFF.

          In addition to any other rights which Agent and Lenders may have under applicable law, upon the occurrence of an Event of Default hereunder, Agent and Lenders shall have a right to apply MSI's, MSUK's or Sensors' property held by Agent and such Lender to reduce the Obligations.

     11.4.  RIGHTS  AND  REMEDIES  NOT  EXCLUSIVE.

          The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.


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12.  WAIVERS  AND  JUDICIAL  PROCEEDINGS.
     -----------------------------------

     12.1.  WAIVER  OF  NOTICE.

          MSI, MSUK and Sensors each hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral or Subsidiary Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

     12.2.  DELAY.

          No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

     12.3.  JURY  WAIVER.

          EACH PARTY TO THIS AGREEMENT AND SENSORS HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO AND SENSORS OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS
RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

13.  THE  AGENT.
     ----------

     13.1.  APPOINTMENT.

          Each Lender hereby confirms the appointment of the Agent pursuant to the Existing Loan Agreement and hereby irrevocably designates, appoints and authorizes First Union National Bank to act as Agent for such Lender under this Agreement and to execute and deliver or accept on behalf of each of the Lenders the other Loan Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties


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hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. First Union National Bank agrees to act as the Agent on behalf of the Lenders to the extent provided in this Agreement. For purposes of Revolving Advances to MSUK hereunder, each Lender hereby irrevocably designates, appoints and authorizes the London Branch to act as sub-agent for the Agent. Each Lender further authorizes the London Branch to make any and all necessary and appropriate filings with the applicable office of the United Kingdom Inland Revenue with respect to the transactions contemplated hereunder so as to ensure exemption from withholding taxes.

     13.2.  DELEGATION  OF  DUTIES.

          The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Sections 13.5 and 13.6, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

     13.3.  NATURE  OF  DUTIES;  INDEPENDENT  CREDIT  INVESTIGATION.

          The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or the Other Documents or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or the Other Documents a fiduciary or trust relationship in respect of any Lender (except to the extent specifically required pursuant to the First Mortgage Debenture and the Intercreditor Agreement); and nothing in this Agreement or the Other Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or the Other Documents except as expressly set forth herein and therein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement and the Other Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Lender expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of MSI, MSUK and of Sensors, shall be deemed to constitute any representation or warranty by the Agent to any Lender; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of MSI, MSUK or of Sensors in connection with this Agreement and the making and continuance of the Advances hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Advance or at any time or times thereafter.

     13.4.  ACTIONS  IN  DISCRETION  OF  AGENT;  INSTRUCTIONS  FROM THE LENDERS.

          The Agent agrees, upon the written request of the Required Lenders, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any Other Document or applicable law. In


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the  absence  of  a  request  by  the  Required  Lenders,  the  Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Lenders or all of the Lenders. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Lenders, subject to Section
13.6. Subject to the provisions of Section 13.6, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders, or in the absence of such instructions, in the absolute discretion of the Agent.

     13.5.  REIMBURSEMENT  AND  INDEMNIFICATION  OF  AGENT  BY  MSI  AND  MSUK.

          MSI and MSUK unconditionally agree to pay or reimburse the Agent and hold the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel), appraisers and environmental consultants, incurred by the Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the Other Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof or the Other Documents, (iii) in connection with the enforcement of this Agreement or any Other Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any Other Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any Other Document or in connection with any foreclosure, collection or bankruptcy proceedings, and
(b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any Other Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that MSI and MSUK shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent's gross negligence or willful misconduct, or if MSI or MSUK was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that MSI and MSUK shall remain liable to the extent such failure to give notice does not result in a loss to MSI or MSUK), or if the same results from a compromise or settlement agreement entered into without the consent of MSI and MSUK, which shall not be unreasonably withheld. In addition, MSI and MSUK agree to reimburse and pay all reasonable out-of-pocket expenses of the Agent's regular employees and agents engaged periodically to perform audits of MSI's and MSUK's books, records and business properties.

     13.6.  EXCULPATORY  PROVISIONS;  LIMITATION  OF  LIABILITY.

          Neither the Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Lender for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Other Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any Other Documents or for any recital, representation, lien warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any Other Documents, or (c) be under any obligation to any of the Lenders to ascertain or


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to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of MSI, MSUK or Sensors, or the financial condition of MSI, MSUK or Sensors, or the existence or possible existence of any Event of Default. No claim may be made by any MSI, MSUK, Sensors, any Lender, the Agent or any of their respective Subsidiaries against the Agent, any Lender or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to this Agreement or any Other Document or the transactions contemplated hereby or any act, omission or event occurring in connection herewith or therewith, including the negotiation, documentation, administration or collection of the Advances, and MSI (for itself and on behalf of MSUK, Sensors and each of its Subsidiaries), the Agent and each Lender hereby or thereby waive, releases and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Lender agrees that, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or given to the Agent for the account of or with copies for the Lenders, the Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of MSI, MSUK or Sensors which may come into the possession of the Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

     13.7.  REIMBURSEMENT  AND  INDEMNIFICATION  OF  AGENT  BY  LENDERS.

          Each Lender agrees to reimburse and indemnify the Agent (to the extent not reimbursed by MSI or MSUK and without limiting the Obligation of MSI and MSUK to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any Other Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements
(a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Lender was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Lender shall remain liable to the extent such failure to give notice does not result in a loss to the Lender), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Lender, which shall not be unreasonably withheld. In addition, each Lender agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by MSI or MSUK and without limiting the Obligation of MSI to do so) in proportion to its Ratable Share for all amounts due and payable by MSI and MSUK to the Agent in connection with the Agent's periodic audit of MSI's and MSUK's books, records and business properties.


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     13.8.  RELIANCE  BY  AGENT.

          The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     13.9.  NOTICE  OF  DEFAULT.

          The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received written notice from a Lender or MSI referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default."

     13.10.  NOTICES.

          The Agent shall send to each Lender a copy of all notices received from MSI and MSUK pursuant to the provisions of this Agreement or the Other Documents promptly after receipt thereof. The Agent shall promptly notify MSI and the other Lenders of each change in the Prime Rate and the effective date thereof but failure to do so shall not effect any change in the interest rates herein.

     13.11.  LENDERS  IN  THEIR  INDIVIDUAL  CAPACITIES.

          With respect to its Revolving Credit Commitment, the Revolving Advances, the Term Loan Commitment and the Term Loan made by it and any other rights and powers given to it as a Lender hereunder or under any of the Other Documents, the Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Agent, and the term "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. First Union National Bank and its Affiliates and each of the Lenders and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, MSI and its Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Lender, as though such Lender were not a Lender hereunder. The Lenders acknowledge that, pursuant to such activities, the Agent or its Affiliates may
(i) receive information regarding MSI or MSUK (including information that may be subject to confidentiality obligations in favor of MSI or MSUK) and acknowledge that the Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from MSI or MSUK for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

     13.12.  HOLDERS  OF  NOTES.

          The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any


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request,  authority  or  consent  of  any  Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     13.13.  EQUALIZATION  OF  LENDERS.

          The Lenders and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Lender or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Lenders and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Sections 2.22 or in Article III. The Lenders or any such holder receiving any such amount shall purchase for cash from each of the other Lenders an interest in such Lender's Advances in such amount as shall result in a ratable participation by the Lenders and each such holder in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess amount is thereafter recovered from the Lender or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Lender or the holder making such purchase.

     13.14.  SUCCESSOR  AGENT.

          The Agent (i) may resign as Agent or (ii) shall resign if such resignation for cause is requested by the Required Lenders (if the Agent is a Lender, the Agent's Advances and its Commitment shall be considered in determining whether the Required Lenders have requested such resignation), in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to MSI. If the Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, subject to the consent of MSI, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Lenders of its resignation, then the Agent shall appoint, with the consent of MSI, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Lenders appoint and MSI consents to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Article XIII shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.


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     13.15.  AVAILABILITY  OF  FUNDS.

          The Agent may assume that each Lender has made or will make the proceeds of an Advance available to the Agent unless the Agent shall have been notified by such Lender on or before the later of (1) the close of business on the Business Day preceding the date of Borrowing with respect to such Advance or two (2) hours before the time on which the Agent actually funds the proceeds of such Advance to MSI or MSUK (whether using its own funds pursuant to this Section 13.15 or using proceeds deposited with the Agent by the Lenders and whether such funding occurs before or after the time on which Lenders are required to deposit the proceeds of such Advance with the Agent). The Agent may, in reliance upon such assumption (but shall not be required to), make available to MSI or MSUK a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand from MSI or MSUK) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to MSI or MSUK and ending on the date the Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Rate during the first three (3) days after such interest shall begin to accrue and
(ii) the applicable interest rate in respect of such Advance after the end of such three-day period.

     13.16.  CALCULATIONS.

          In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Lender whether in respect of the Advances, fees or any other amounts due to the Lenders under this Agreement or any Other Document. In the event an error in computing any amount payable to any Lender is made, the Agent, MSI, MSUK and each affected Lender shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Rate.

     13.17.  BENEFICIARIES.

          Except as expressly provided herein, the provisions of this Article XIII are solely for the benefit of the Agent and the Lenders, and MSI, MSUK and Sensors shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for MSI, MSUK or Sensors.

     13.18.  NO  LIABILITY  FOR  FAILURE  TO  MAKE  FILINGS.

          The Agent in its limited capacity as trustee as specifically required pursuant to the First Mortgage Debenture and the Intercreditor Agreement or otherwise shall not be liable for any failure, omission or defect in perfecting the security granted pursuant to the First Mortgage Debenture or any security created thereby including, without limitation, any failure to: (i) register the same in accordance with the provisions of any of the documents of title of MSUK to any of the property thereby charged; or (ii) effect or procure registration of or otherwise protect any floating charge or any other such security created by the First Mortgage Debenture under the Land Registration Act 1925 or any other registration laws in any jurisdiction.


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     13.19.  ACCEPTANCE  OF  TITLE.

          The Agent in its limited capacity as trustee as specifically required pursuant to the First Mortgage Debenture and the Intercreditor Agreement or otherwise may accept without inquiry such title as MSUK may have to the property secured pursuant to the First Mortgage Debenture.

     13.20.  NO  OBLIGATION  TO  HOLD  TITLE  DEEDS.

          The Agent in its limited capacity as trustee as specifically required pursuant to the First Mortgage Debenture and the Intercreditor Agreement or otherwise shall not be under any obligation to hold the First Mortgage Debenture, the Intercreditor Agreement, any title deed or any other documents in connection therewith or any other documents in connection with the assets charged by the First Mortgage Debenture or any other such security in its own possession or to take any steps to protect or preserve the same. The Agent may permit MSUK to retain the First Mortgage Debenture, the Intercreditor Agreement, any title deeds and any other documents in its possession. The Agent will use all reasonable care to ensure the safe custody of the First Mortgage Debenture, the Intercreditor Agreement, any title deeds, and other documents in its possession but shall not be liable for the damage or destruction of any of such documents unless caused by the gross negligence or willful default of the Agent.

     13.21.  TRUSTEE  POWERS.

          Except as otherwise provided in this Agreement and in any of the Other Documents, the Agent, in its limited capacity as trustee as specifically required pursuant to the First Mortgage Debenture and the Intercreditor Agreement, shall have: (i) the benefit of all the provisions of this Article XIII; (ii) all the powers of an absolute owner of the security granted pursuant to the First Mortgage Debenture; (iii) the power of appointing new and/or additional trustees; and (iv) all of the powers and discretion conferred on trustees by the Trustee Act 1925 (to the extent not inconsistent with this Agreement and the Other Documents) and on the Agent by this Agreement and Other Documents (including without limitation the power to invest all monies which are received by the Agent under the trusts contained in the First Mortgage Debenture and the Intercreditor Agreement in its name or under its control in any investment for the time being authorized by English law for the investment by trustees of trust money or in any other investments which may be selected by the Agent). Additionally, the Agent shall have the power to place such monies on deposit in its name or under its control at such bank or institution (including at the Agent) and on such terms as the Agent may deem appropriate.

14.  EFFECTIVE  DATE  AND  TERMINATION.
     ---------------------------------

     14.1.  TERM.

          This Agreement, which shall inure to the benefit of and shall be binding upon the parties hereto and the respective successors and permitted assigns of MSI, MSUK, the other Obligors, Agent and Lenders, shall be deemed effective as of August 7, 2000 and shall continue in full force and effect until indefeasible payment in full by MSI or MSUK, as applicable, of the Obligations (including cash collateralizing any Letters of Credit Outstanding) and termination of all Commitments (the "Term").


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     14.2.  TERMINATION.

          The termination of the Agreement shall not affect MSI's, MSUK's, any other Obligor's, any of Lender's or Agent's rights or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and/or Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers' Accounts may from time to time be temporarily in a zero or credit position, until all of the Obligations of MSI, MSUK and Sensors have been paid or performed in full after the termination of this Agreement or MSI and/or MSUK has furnished Agent and/or Lenders with an indemnification satisfactory to Lenders with respect thereto. Accordingly, MSI, MSUK and Sensors waive any rights which each may have under
Section 9-404(1) of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent and/or Lenders shall not be required to send such termination statements to MSI, MSUK or Sensors, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid (or cash collateralized) in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

15.  MISCELLANEOUS.
     --------------

     15.1.  MODIFICATIONS,  AMENDMENTS  OR  WAIVERS.

          With the written consent of the Required Lenders, the Agent, acting on behalf of all the Lenders, and MSI may from time to time enter into written agreements amending or changing any provision of this Agreement or any Other Document or the rights of the Lenders or MSI or MSUK hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of MSI and MSUK hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and MSI and MSUK; provided, that, without the written consent of all the Lenders, no such agreement, waiver or consent may be made which will:

          (a) Increase the amount of the Revolving Credit Commitment or Term Loan Commitment of any Lender hereunder or extend the Expiration Date;

          (b) Whether or not any Revolving Advance or Term Loan are outstanding, extend the time for payment of principal or interest of any Revolving Advance or Term Loan, the commitment fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Advance or reduce the commitment fee or any other fee payable to any Lender, or otherwise affect the terms of payment of the principal of or interest of any Advance, the commitment fee or any other fee payable to any Lender; or

          (c) increase the Advance Rates above the Advance Rates effective on the Closing Date; or

          (d) Except for sales of assets permitted by Section 7.1(b), release any Collateral or any Subsidiary Collateral during any calendar year having an aggregate value in excess of five hundred thousand dollars ($500,000) or release


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any  Guaranty;  or  consisting  of capital stock or other ownership interests of
MSI, MSUK, Sensors or any Subsidiary of MSI or substantially all of the assets of MSI, MSUK, Sensors or any other security for any of MSI's or MSUK's Obligations; or

          (e) Amend Sections 2.15, 13.6, 13.13 or this Section 15.1(e), alter any provision regarding the pro rata treatment of the Lenders, change the definition of Required Lenders, or change any requirement providing for the Lenders or the Required Lenders to authorize the taking of any action hereunder; provided, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity as Agent or the issuance of Letters of Credit shall be effective without the written consent of the Agent.

     15.2.  NO  IMPLIED  WAIVERS;  CUMULATIVE  REMEDIES;  WRITING  REQUIRED.

          No course of dealing and no delay or failure of the Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any Other Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Lenders under this Agreement and any Other Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

     15.3.  REIMBURSEMENT AND INDEMNIFICATION OF LENDERS BY MSI AND MSUK; TAXES.

          MSI and MSUK agree unconditionally upon demand to pay or reimburse to each Lender (other than the Agent, as to which MSI's and MSUK's Obligations are set forth in Section 13.5) and to save such Lender harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel (including allocated costs of staff counsel) for each Lender) except with respect to (a) and (b) below, incurred by such Lender (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any Other Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any Other Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any Other Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which


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may  be imposed on, incurred by or asserted against such Lender, in its capacity as such, in any way relating to or arising out of this Agreement or any Other Documents or any action taken or omitted by such Lender hereunder or thereunder, provided that MSI and MSUK shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Lender's gross negligence or willful misconduct, or (B) if MSI was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that MSI and MSUK shall remain liable to the extent such failure to give notice does not result in a loss to MSI or MSUK), or (C) if the same results from a compromise or settlement agreement entered into without the consent of MSI, which shall not be unreasonably withheld. The Lenders will attempt to minimize the fees and expenses of legal counsel for the Lenders which are subject to reimbursement by MSI hereunder by considering the usage of one law firm to represent the Lenders and the Agent if appropriate under the circumstances. MSI and MSUK agree unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Lender to be payable in connection with this Agreement or any Other Document, and MSI and MSUK agree unconditionally to save the Agent and the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

     15.4.  HOLIDAYS.

          Whenever payment of an Advance to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that (a) all outstanding Revolving Advances shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day, and (b) the Term Loan shall be due on the Business Day preceding the Term Loan Maturity Date if the Term Loan Maturity Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Revolving Advance and the Term Loan) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided with respect to Interest Periods under the LIBOR Rate Loans), and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

     15.5.  FUNDING  BY  BRANCH,  SUBSIDIARY  OR  AFFILIATE.

          (a) Each Lender shall have the right from time to time, without notice to MSI or MSUK, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 15.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Lender) of such Lender to have made, maintained or funded any LIBOR Rate Loan at any time, provided that immediately following (on the assumption that a payment were then due from MSI or MSUK to such other office), and as a result of such change, MSI or MSUK would not be under any greater financial obligation pursuant to Sections 2.2(g), 3.5 and 3.7 than it would have been in the absence of such change. Notional funding offices may be selected by each Lender without regard to such Lender's actual methods of making, maintaining or funding the Advances or any sources of funding actually used by or available to such Lender.

          (b) Each Lender shall have the right from time to time to make or maintain any Advance by arranging for a branch, Subsidiary or Affiliate of such Lender to make or maintain such Advance subject to the last sentence of this
Section 15.5(b). If any Lender causes a branch, Subsidiary or Affiliate to make or maintain any part of the Advances hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be


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applicable  to  such part of the Advances to the same extent as if such Advances were made or maintained by such Lender, but in no event shall any Lender's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Advances hereunder cause such Lender or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by MSI or MSUK hereunder or require MSI or MSUK to pay any other compensation to any Lender (including any expenses incurred or payable pursuant to Sections 2.2(g), 3.5 and 3.7) which would otherwise not be incurred.

     15.6.  GOVERNING  LAW.

          This Agreement shall be deemed a contract under and shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the principles of conflicts of law. Any judicial proceeding brought by or against MSI, MSUK or another Obligor with respect to any of the Obligations, this Agreement or any Other Document may be brought in any court of competent jurisdiction in the State of New Jersey, United States of America, and, by execution and delivery of this Agreement, MSI, MSUK and the other
Obligors accept for themselves and in connection with their properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. MSI, MSUK and the other Obligors hereby waive personal service of any and all process upon them and consent that all such service of process may be made by registered mail (return receipt requested) directed to MSI, MSUK and the other Obligors at MSI's address set forth in
Schedule 15.9 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, and MSUK hereby appoints MSI as its agent for service of process in the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against MSI, MSUK or any other Obligor in the courts of any other jurisdiction. MSI, MSUK and the other Obligors waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by MSI, MSUK or any other Obligor against Agent or Lenders involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any Other Document, shall be brought only in a federal or state court located in the State of New Jersey. Each Letter of Credit and Section 2.14 shall be subject to the Uniform Customs and Practice for Documentary Credits (1998 Revision),
International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the State of New Jersey without regard to its conflict of laws principles, except that each Letter of Credit denominated in Pounds Sterling shall be governed by and construed in accordance with the laws of England and Wales, without regard to its conflict of laws principles.

     15.7.  ENTIRE  UNDERSTANDING.

          This Agreement and the documents executed concurrently herewith contain the entire understanding among MSI, MSUK, Sensors, the other Obligors, Agent and Lenders and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no


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
force and effect unless in writing, signed by MSI, MSUK, Sensors, Agent and Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. MSI, MSUK and Sensors acknowledge that each has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

     15.8.  SUCCESSORS  AND  ASSIGNS;  PARTICIPATIONS;  NEW  LENDERS.

          (a) This Agreement shall be binding upon and shall inure to the benefit of the Lenders, the Agent, MSI, MSUK, Sensors, the other Obligors and their respective successors and assigns, except that MSI and MSUK may not assign or transfer any of their respective rights and Obligations hereunder or any interest herein. Each Lender may, at its own cost, make assignments of or sell participations in all or any part of its Commitments and the Advances made by it to one or more banks or other entities, subject to the consent of MSI and the Agent with respect to any assignee, such consent not to be unreasonably withheld, provided that (1) no consent of any Obligor shall be required (A) if an Event of Default exists and is continuing, or (B) in the case of an assignment by a Lender to an Affiliate of such Lender, and (2) any assignment by a Lender to a Person other than an Affiliate of such Lender may not be made in amounts less than the lesser of $5,000,000 or the amount of the assigning Lender's Commitment. In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Lender hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any Revolving Credit Notes or Term Notes subject to such assignment, MSI and/or MSUK shall execute and deliver new Revolving Credit Notes or Term Notes to the assignee in an amount equal to the amount of the Revolving Credit Commitment or Term Loan assumed by it and a new Revolving Credit Notes or Term Notes to the assigning Lender in an amount equal to the Revolving Credit Commitment or Term Loan retained by it hereunder. Any Lender which assigns any or all of its Commitment or Loans to a Person other than an Affiliate of such Lender shall pay to the Agent a service fee in the amount of $3,000 for each assignment. In the case of a participation, the participant shall only have the rights specified in
Section 11.3 (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Section 15.1) and all of such Lender's obligations under this Agreement or any Other Document shall remain unchanged, and all amounts payable by MSI, MSUK and Sensors hereunder or thereunder shall be determined as if such Lender had not sold such participation.

          (b) Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to MSI and MSUK and the Agent the form of certificate described in Section 15.18 relating to federal income tax withholding. Each Lender may furnish any publicly available information concerning MSI or its Subsidiaries and any other information concerning MSI or its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the provisions of Section 15.18.

          (c) Notwithstanding any other provision in this Agreement, any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note and the Other Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of MSI, MSUK or the Agent. No such pledge or grant of a security interest shall release the transferor Lender of its obligations hereunder or under any Other Document.

     15.9.  NOTICES.

          Any notice, request, demand, direction or other communication (for purposes of this Section 15.9 only, a "Notice") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing in accordance with this Section 15.9. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under this respective names on Schedule 15.9 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 15.9. Any Notice shall be effective:

          (a)  In  the  case  of  hand-delivery,  when  delivered;

          (b) If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

          (c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephone Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

          (d) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine' telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine; and

          (e) If given by any other means (including by overnight courier), when actually received. Any Lender giving a Notice to MSI or MSUK shall concurrently send a copy thereof to the Agent, and the Agent shall promptly notify the other Lenders of its receipt of such Notice.

     15.10.  SURVIVAL.

          The obligations of MSI, MSUK and/or the other Obligors under Sections 2.2(f), 2.2(g), 2.12, 2.14, 2.20, 3.6, 3.7, 4.19(h), 13.5, 13.6, 13.7 and 15.3
shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

     15.11.  SEVERABILITY.

          If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

     15.12.  INJUNCTIVE  RELIEF.

          MSI, MSUK and the other Obligors recognize that, in the event MSI, MSUK or another Obligor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Agent or Lender; therefore, Agent or Lender, if Agent or

Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

     15.13.  CAPTIONS.

          The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

     15.14.  COUNTERPARTS;  TELECOPIED  SIGNATURES.

          This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

     15.15.  CONSTRUCTION.

          The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

     15.16.  CONFIDENTIALITY;  SHARING  INFORMATION.

          (a) Agent, each Lender and each assignee of a Lender shall hold all non-public information obtained by Agent, such Lender, or such assignee pursuant to the requirements of this Agreement in accordance with Agent's, such Lender's and such assignee's customary procedures for handling confidential information of this nature; provided, however, Agent, Lender and each assignee of a Lender may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, to Lender or to any prospective assignee of a Lender or participant in any Advance, and (c) as required or requested by any Official Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by applicable law or court order, Agent, Lender and each assignee of a Lender shall use its best efforts prior to disclosure thereof, to notify MSI or MSUK of the applicable request for disclosure of such non-public information
(A) by a Official Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Official Body) or (B) pursuant to legal process and (ii) in no event shall Lender, any Lender or any assignee of a Lender be obligated to return any materials furnished by MSI or MSUK other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

          (b) MSI, MSUK and the other Obligors acknowledge that from time to time financial advisory, investment banking and other services may be offered or provided to MSI or one or more of its Affiliates (in connection with this Agreement or otherwise) by Agent and Lenders or by one or more Subsidiaries or Affiliates of Agent and Lenders and MSI, MSUK and the other Obligors hereby authorize Agent and Lenders to share any information delivered to Agent and


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
Lenders by MSI and its Subsidiaries pursuant to this Agreement, or in connection with the decision of Lender to enter into this Agreement, to any such Subsidiary or Affiliate of Agent and Lender, it being understood that any such Subsidiary or Affiliate of Agent and Lender receiving such information shall be bound by the provision of this Section 15.16 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of the Agreement.

     15.17.  PUBLICITY.

          MSI and MSUK hereby authorizes Agent to make appropriate announcements, with prior notice to MSI, of the financial arrangement entered into between MSI, MSUK, Sensors, Agent and Lenders, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.

     15.18.  TAX  WITHHOLDING  CLAUSE.

          Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to MSI, MSUK and the Agent two (2) duly completed copies of the following: (i) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Lender, assignee or participant is entitled to receive payments under this Agreement and the Other Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of such Lender, assignee or participant indicating that such exemption or reduced rate is allowable with respect to such payments. Each Lender, assignee or participant required to deliver to MSI, MSUK and the Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (A) each Lender which is a party hereto on the Closing Date shall deliver such form or certificate at least five
(5) Business Days prior to the first date on which any interest or fees are payable by MSI or MSUK hereunder for the account of such Lender; (B) each assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Lender, assignee or participant which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of MSI, MSUK and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by MSI, MSUK or the Agent, either certifying that such Lender, assignee or participant is entitled to receive payments under this Agreement and the Other Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Lender, assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.


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
     15.19.  APPLICATION  OF  PAYMENTS.

          Agent shall have the continuing and exclusive right to apply or reverse and reapply any payment and any and all proceeds of Collateral and the Subsidiary Collateral to any portion of the Obligations. To the extent that MSI, MSUK and/or Sensors makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral or the Subsidiary Collateral for MSI's, MSUK's or Sensors' benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

     15.20.  REAFFIRMATION  OF  OBLIGATIONS;  NO  DEFENSES.

          By executing this Agreement, MSI does hereby represent and warrant that as of the date hereof: (i) (A) there is outstanding under the Revolving Credit Notes, the aggregate principal sum of $14,200,000.36, plus accrued and
                                                                ----
unpaid interest thereon, (B) there are currently $5,500.00 of Letters of Credit Outstanding and 60,000 outstanding under the Duty Deferment Bond; and (C) there is outstanding under the Term Notes, the aggregate principal sum of $23,000,000.00, plus accrued and unpaid interest thereon; and (ii) all such
                 ----
amounts are owing to the Lenders without defense, offset or counterclaim against the Lenders in connection with any of the Obligations hereunder or any of the Other Documents, as any of the same has been amended, restated, confirmed or modified.

     15.21.  NET  PAYMENTS

          All payments made by MSI and MSUK hereunder and under the Notes will be made without setoff, counterclaim or other defense and will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income, net profits or gross receipts of any Lender and any taxes imposed solely on deposits or net assets of any Lender), and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Non-Excluded Taxes"). If any Non-Excluded Taxes are so levied or imposed, MSI or MSUK, as applicable, shall pay the full amount of such Non-Excluded Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Non-Excluded Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Non-Excluded Taxes pursuant to the preceding sentence, MSI or MSUK, as applicable, shall reimburse the Agent, upon the written request of the Agent, for taxes imposed on or measured by the net income, net profits or gross receipts of any Lender and for any withholding of taxes as such Lender shall determine is payable by, or withheld from, such


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
Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. MSI or MSUK, as applicable, shall furnish to the Agent within 45 days after the date the payment of any Non-Excluded Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by MSI or MSUK, as applicable. MSI or MSUK, as applicable, shall indemnify and hold the Lenders harmless against, and reimburse the Lenders upon written request for, the amount of any Non-Excluded Taxes so levied or imposed and paid by any Lender. The provisions hereof shall survive the final payment of the Obligations. No additional amount will be payable by MSUK to a Lender (or to the Agent on a Lender's behalf) under this section unless it is a Qualifying Lender (unless the reason it is not a Qualifying Lender is by reason of change in a law, regulation, treaty or official directive or request or a change in the interpretation or application thereof by any court or regulatory authority having jurisdiction over such Lender).

     15.22.  JUDGMENTS  AGAINST  MSUK

          In the event that Agent and/or the Lenders obtain a judgment against MSUK arising out of or in connection with this Agreement in Dollars, such judgment shall be satisfied in Dollars or in Pounds Sterling in an amount which, upon receipt by the Lenders, shall be the real equivalent (after any exchange commissions) of the Dollar amount of such judgment, as determined by the currency conversion provisions set forth in Section 2.25 hereof.

     15.23.  MANDATORY  COSTS  RATE  FORMULAE

          (a) The Mandatory Costs Rate, to compensate the Lenders for the cost attributable to the MSUK Sublimit, or other sum denominated in Pounds Sterling (or any other currency, where applicable) for any period for which such cost is to be computed under this Agreement resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 and/or by the Bank of England and/or by the Financial Services Authority of a requirement or request to place non interest-bearing deposits or Special Deposits (as hereinafter defined), whether interest-bearing or not, with the Bank of England and/or pay fees to the Financial Services Authority calculated by reference to liabilities used to fund the MSUK Sublimit or other sum, will be the rate determined by the Agent (rounded upwards, if necessary, to four decimal places) as the rate resulting from the application (as appropriate) of the following formulae by reference to the circumstances existing on the first day of the relevant period and for the duration of such period (but with respect to a period of longer than three (3) months, on a three (3) monthly basis during such period):

     In relation to Pounds Sterling Advances or sums:     XL + S(L-D) + F x 0.01
                                                          ----------------------
                                                            100  -  (X  +  S)

     In  relation  to  other  Advances  or  sums:           F  x  0.01
                                                           ------------
                                                                300

Where,  in  each  case,  on  the  day  of  application  of  a  formula:

"X" is the amount required to be maintained by the Agent and/or the Lenders on current account with the Bank of England expressed as a percentage of Eligible Liabilities (as hereinafter defined), assuming these to be in excess of any stated minimum;


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
"L" is the offered quotation of the Agent for one month or, as the case may be, two or three month Pounds Sterling deposits in the London Interbank Market at or about 11.00 a.m. on the relevant quotation day;

"S" is the amount of Special Deposits required to be maintained by the Agent with the Bank of England expressed as a percentage of Eligible Liabilities;

"D"  is  the  rate  of interest paid by the Bank of England on Special Deposits;

"F" is the rate of charge payable by the Agent and/or the Lenders to the Financial Services Authority pursuant to paragraphs 2.02 or paragraph 2.03 (as the case may be) of the Fees Regulations (as hereinafter defined), but for this purpose the figure at paragraph 2.02b or paragraph 2.03b (as the case may be) of the Fees Regulations shall be deemed to be zero, and expressed in Pounds Sterling per 1,000,000 of the Fee Base (as hereinafter defined) of the Agent and/or the Lenders; and

"X", "L", "S" and "D" are to be expressed in the relevant formula as numbers and not as percentages per annum, and any negative result obtained from subtracting "D" from "L" shall be counted as zero.

          (b)     For  the  purposes  of  this  Section:

               (i) References to the "Bank of England" and to the "Financial Services Authority" include, in each case, any other governmental or regulatory authorities or agencies for the time being serving the same or similar functions as the Bank of England and/or the Financial Services Authority, as the case may be.

               (ii) The terms "Eligible Liabilities" and "Special Deposits" have the meanings ascribed to them under or pursuant to the Bank of England Act 1998 or by the Bank of England (as may be appropriate) on the day of the application of the relevant formula.

               (iii) The term "Fee Base" has the meaning ascribed to it for the purposes of, and shall be calculated in accordance with, the Fees Regulations.

               (iv) The term "Fees Regulations" means, as appropriate, either: (A) the Banking Supervision (Fees) Regulations 2000; or (B) such other regulations as may be in force from time to time in respect of the payment of fees for banking supervision.

          (c) The Agent may from time to time determine and notify the Borrowers of any amendments or variations which are required to be made to the formulae set forth above in order to comply with any existing or future requirements or requests from time to time of the Bank of England and/or the Financial Services Authority in relation to the MSUK Sublimit or other sums denominated in Pounds Sterling (including, without limitation, any requirements or requests relating to Pounds Sterling primary liquidity) or any other currency, where applicable, and any such determination shall, in the absence of manifest error, be conclusive and binding.

          IN WITNESS WHEREOF, each of the parties has signed this Agreement as of the day and year first above written.

                         MEASUREMENT  SPECIALTIES,  INC.



                         By:_______________________________
                         Name:  Joseph  R.  Mallon,  Jr.
                         Title:  Chief  Executive  Officer

                         MEASUREMENT  SPECIALTIES  UK  LIMITED


                         By:_______________________________
                         Name:     Joseph  R.  Mallon,  Jr.
                              Title:     Director

                         FIRST  UNION  NATIONAL  BANK,
                         as  Agent  and  Lender


                         By:_______________________________
                         Name:     Jack  Farr
                         Title:     Senior  Vice  President

                         THE  CHASE  MANHATTAN  BANK


                         By:_______________________________
                         Name:     Kathleen  Addison
                         Title:     Vice  President

                         SUMMIT  BANK


                         By:_______________________________
                         Name:     Cynthia  Colucci
                         Title:     Vice  President



                 [Signatures Continued on Next Page]

AGREEING TO BE BOUND BY THE PROVISIONS HEREOF APPLICABLE TO THEM AND MAKING THE REPRESENTATIONS AND WARRANTIES MADE HEREIN BY THEM.

                         IC  SENSORS,  INC.


                         By:_______________________________
                         Name:     Joseph  R.  Mallon,  Jr.
                         Title:     President

                         MEASUREMENT  LIMITED


                         By:_______________________________
                         Name:     Joseph  R.  Mallon,  Jr.
                         Title:     Director

                         JINGLIANG  ELECTRONICS
                              (SHENZHEN)  CO.  LTD.

                         By:_______________________________
                         Name:     Joseph  R.  Mallon,  Jr.
                         Title:     Director

                     FIRST AMENDMENT TO AMENDED AND RESTATED
               REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

          First Amendment to Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of March 2, 2001 (this "Amendment") among MEASUREMENT SPECIALTIES, INC., a corporation organized under the laws of the State of New Jersey ("MSI"), MEASUREMENT SPECIALTIES UK LIMITED, a company incorporated in England and Wales and a wholly owned subsidiary of MSI ("MSUK" and collectively with MSI, the "Borrowers"), FLEET NATIONAL BANK, successor by merger to Summit Bank ("Fleet"), THE CHASE MANHATTAN BANK ("Chase"), FIRST UNION NATIONAL BANK ("First Union" and collectively with Fleet and Chase, the "Lenders") and FIRST UNION NATIONAL BANK, as agent (in such capacity, "Agent").

          WHEREAS, the Borrowers, the Lenders and Agent are parties to that certain Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of February 28, 2001(as same is being and may hereafter be amended, modified or restated, the "Loan Agreement"; terms used herein and not otherwise defined are as defined in the Loan Agreement) pursuant to which Lenders agreed to extend to MSI: (i) a revolving loan and letter of credit facility of up to FIFTEEN MILLION DOLLARS ($15,000,000) (the "Revolving Credit Commitment"), and
(ii) a term loan in the original principal amount of TWENTY FIVE MILLION DOLLARS ($25,000,000) (the "Term Loan");

          WHEREAS, the Borrowers have requested and the Lenders have agreed in order to increase the Revolving Credit Commitment on a temporary basis on the terms and conditions set forth herein.

          IN CONSIDERATION of the mutual covenants and undertakings herein contained, the parties hereto hereby agree that the Loan Agreement be amended as follows:

     1. Article 1 of the Loan Agreement shall be amended so that the following new or revised definitions are hereby included therein:

          "First Amendment" shall mean that certain First Amendment to Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of March 2, 2001 among the Borrowers, the Lenders and the Agent.

          "Maximum Revolving Advance Amount" shall mean: (a) for the period from March 2, 2001 through April 30, 2001, $17,000,000, including: (i) the MSUK Sublimit; and (ii) a $1,000,000 sublimit for the issuance of Letters of Credit, and (b) at all other times, $15,000,000, including: (i) the MSUK Sublimit; and
(ii)  a  $1,000,000  sublimit  for  the  issuance  of  Letters  of  Credit.

          "Revolving Credit Commitment" shall mean as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(A) to the First Amendment in the columns labeled "Revolving Credit Commitment," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement. "Revolving

Credit Commitments" shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

     2. The third sentence of Section 2.1(a) of the Loan Agreement is hereby amended to read as follows:

          "The Revolving Advances shall be evidenced by the secured promissory notes dated the date hereof from MSUK to each of the Lenders substantially in the form attached hereto as Exhibit 2.1(a) and the restated secured promissory notes dated March 2, 2001 from MSI to each of the Lenders substantially in the form attached to the First Amendment as Exhibit 2.1(a) (the "Revolving Credit Notes").

     3. Section 2.8 of the Loan Agreement is hereby amended so that the following is added thereto:

          "The aggregate balance of Advances outstanding on April 30, 2001 in excess of $15,000,000.00 shall be immediately due and payable at the Payment Office without the necessity of any demand, whether or not a Default or Event of Default has occurred."

          4. By executing this Amendment, each of the Borrowers and the other Obligors confirms and acknowledges that, as of the date hereof, it has no defenses, offsets or counterclaims against any of the Obligations under the Loan Agreement or any of the Other Documents and that, as of the date hereof, all amounts outstanding under the Notes and any other Loan Document are owing to the Lenders without defense, off-set or counterclaim.

     5. All references to the "Agreement" or "this Agreement" in the Loan Agreement shall mean the Loan Agreement, as amended and reaffirmed by this Amendment. All references to the "Obligations" in the Loan Agreement shall mean and include the joint and several obligations of the Borrowers to the Lenders pursuant to the Loan Agreement and the Other Documents, as amended and reaffirmed pursuant to this Amendment, including, but not limited to the Borrowers' obligations under the Notes.

     6. By executing this Amendment, each of the Borrowers and Guarantors confirm and acknowledge that (i) the representations and warranties contained in
Article 5 of the Loan Agreement (pertaining to each of them) are true and correct as of the date hereof, (ii) after giving effect to this Amendment, the Borrowers are in compliance with all covenants contained in the Loan Agreement and all of the Other Documents, and (iii) after giving effect to this Amendment, no Event of Default, or an event which with the giving of notice or passage of time or both would constitute an Event of Default, has occurred and is continuing.

     7. By executing this Amendment, the Guarantors confirm and acknowledge effective as of the date hereof, all of the terms and provisions of the Guaranties and any amendments, renewals, modifications or supplements thereto, or substitutions therefor, shall remain unchanged and continue in full force and effect on the date hereof, and by executing this Amendment, the Guarantors confirm the continued validity of such Guaranties.

     8. By executing this Amendment, the parties hereto confirm the continued accuracy of all Schedules and Exhibits attached to and made a part of the Loan Agreement and the Other Documents. If any such Schedule or Exhibit is no longer fully accurate or needs updating, such revised or updated Schedule or Exhibit shall be delivered to the Lenders concurrently with the execution of this Amendment and attached hereto and shall be deemed to replace the prior Schedule or Exhibit for all purposes of the Loan Agreement or such other Loan Document.

     9. As conditions precedent to the effectiveness of this Amendment, the following shall be delivered to the Lenders by or on behalf of the Obligors:

          a)     This  Amendment,  duly  executed  by  all  parties  hereto;

          b)     The  restated  Revolving  Credit  Notes,  duly executed by MSI;

          c) Resolutions of the Boards of Directors or managing members, as applicable, of each of MSI, MSUK and Sensors, certified on the date hereof by the Secretary of each such entity, authorizing: (i) the execution, delivery and performance of this Amendment; and (ii) the consummation of the transactions contemplated hereby and thereby;

          d) A certificate of the Secretary of each of MSI, MSUK and Sensors, dated the date hereof, certifying: as to the incumbency and signature of the officers or members, as applicable, executing each of the Loan Agreement and Other Documents and any other document to be delivered pursuant to any of such documents, together with evidence of the incumbency of such Secretary;

          e)     Payment  of the fees described in Section 16 of this Amendment;
and

          f) Such other approvals, opinions of counsel or documents as the Agent may reasonably request.

     10. This Amendment is incorporated by reference into the Loan Agreement and the Other Documents. Except as otherwise provided herein, all other provisions of the Loan Agreement and the Other Documents are hereby confirmed and ratified and shall remain in full force and effect as of the date of this Amendment

     11. By executing this Amendment, the Obligors confirm and acknowledge that the liens and security interests granted to the Agent for the ratable benefit of the Lenders pursuant to the Loan Agreement and the Other Documents are hereby continued and confirmed in all respects and shall continue to secure the repayment of all Obligations under the Loan Agreement, as amended hereby.

     12. The restated Revolving Credit Notes executed by MSI concurrently herewith shall (along with the Revolving Credit Notes executed by MSUK on February 28, 2001) be the "Revolving Credit Notes" for all purposes of the Loan Agreement and all of the Other Documents.

     13. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

     14. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors and/or assigns.

     15. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

     16. The Borrowers shall pay the Agent an amendment fee for the ratable benefit of the Lenders in the amount of $7,500 and shall reimburse Agent for all of its fees and expenses incurred in connection with this Amendment, including, without limitation, all reasonable attorneys fees and expenses of counsel to the Agent.

     17. In the event any provision of this Amendment or any other Loan Document executed and delivered in connection herewith shall be held invalid or unenforceable by a court of competent jurisdiction, such holdings shall not invalidate or render unenforceable any other provision hereof or thereof.

          IN WITNESS WHEREOF, each of the parties has signed this Amendment as of the day and year first above written.

                                        MEASUREMENT  SPECIALTIES,  INC.



                                        By:
                                           ------------------------------------
                                        Name:  Joseph  R.  Mallon,  Jr.
                                        Title:  Chief  Executive  Officer

                                        MEASUREMENT  SPECIALTIES  UK  LIMITED


                                        By:
                                           ------------------------------------
                                        Name:     Joseph  R.  Mallon,  Jr.
                                        Title:     Director

                                        FIRST  UNION  NATIONAL  BANK,
                                        as  Agent  and  Lender


                                        By:
                                           ------------------------------------
                                        Name:   Jack  Farr
                                        Title:  Senior  Vice  President

                                        THE  CHASE  MANHATTAN  BANK


                                        By:
                                           ------------------------------------
                                        Name:   Kathleen  Addison
                                        Title:  Vice  President

                                        FLEET NATIONAL BANK, successor by merger to Summit Bank


                                        By:
                                           ------------------------------------
                                        Name:   Cynthia  Colucci
                                        Title:  Vice  President



                       [Signatures Continued on Next Page]

AGREEING TO BE BOUND BY THE PROVISIONS HEREOF APPLICABLE TO THEM AND MAKING THE REPRESENTATIONS AND WARRANTIES MADE HEREIN BY THEM.

                                       IC  SENSORS,  INC.


                                        By:
                                           ------------------------------------
                                        Name:   Joseph  R.  Mallon,  Jr.
                                        Title:  President

                                        MEASUREMENT  LIMITED


                                        By:
                                           ------------------------------------
                                        Name:   Joseph  R.  Mallon,  Jr.
                                        Title:  Director

                                        JINGLIANG  ELECTRONICS
                                             (SHENZHEN)  CO.  LTD.

                                        By:
                                           ------------------------------------
                                        Name:   Joseph  R.  Mallon,  Jr.
                                        Title:  Director

                    SECOND AMENDMENT TO AMENDED AND RESTATED
               REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

          Second Amendment to Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of April 30, 2001 (this "Amendment") among MEASUREMENT SPECIALTIES, INC., a corporation organized under the laws of the State of New Jersey ("MSI"), MEASUREMENT SPECIALTIES UK LIMITED, a company incorporated in England and Wales and a wholly owned subsidiary of MSI ("MSUK" and collectively with MSI, the "Borrowers"), FLEET NATIONAL BANK, successor by merger to Summit Bank ("Fleet"), THE CHASE MANHATTAN BANK ("Chase"), FIRST UNION NATIONAL BANK ("First Union" and collectively with Fleet and Chase, the "Lenders") and FIRST UNION NATIONAL BANK, as agent (in such capacity, "Agent").

          WHEREAS, the Borrowers, the Lenders and Agent are parties to that certain Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of February 28, 2001, as amended (as so amended and as the same is being and may hereafter be amended, modified or restated, the "Loan Agreement"; terms used herein and not otherwise defined are as defined in the Loan Agreement) pursuant to which Lenders agreed to extend to MSI: (i) a revolving loan and letter of credit facility of up to SEVENTEEN MILLION DOLLARS ($17,000,000) (the "Revolving Credit Commitment"), and (ii) a term loan in the original principal amount of TWENTY FIVE MILLION DOLLARS ($25,000,000) (the "Term Loan");

          WHEREAS, the Borrowers have requested and the Lenders have agreed to extend the increase of the Revolving Credit Commitment effected by the First Amendment from April 30, 2001 until the Expiration Date on the terms and conditions set forth herein.

          IN CONSIDERATION of the mutual covenants and undertakings herein contained, the parties hereto hereby agree that the Loan Agreement be amended as follows:

     1. Article 1 of the Loan Agreement shall be amended so that the following new or revised definitions are hereby included therein:

          "Second Amendment" shall mean that certain Second Amendment to Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of April 30, 2001 among the Borrowers, the Lenders and the Agent.

          "Maximum  Revolving Advance Amount" shall mean $17,000,000, including:
(i) the MSUK Sublimit; and (ii) a $1,000,000 sublimit for the issuance of Letters of Credit.

          "Revolving Credit Commitment" shall mean as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(A) to the Second Amendment in the columns labeled "Revolving Credit Commitment," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement. "Revolving Credit Commitments" shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

     2. The third sentence of Section 2.1(a) of the Loan Agreement is hereby amended to read as follows:

          "The Revolving Advances shall be evidenced by the secured promissory notes dated the date hereof from MSUK to each of the Lenders substantially in the form attached hereto as Exhibit 2.1(a) and the restated secured promissory notes dated as of April 30, 2001 from MSI to each of the Lenders substantially in the form attached to the Second Amendment as Exhibit 2.1(a) (the "Revolving Credit Notes").

     3. Section 2.8 of the Loan Agreement is hereby amended so that the following sentence added thereto by the First Amendment is deleted:

          "The aggregate balance of Advances outstanding on April 30, 2001 in excess of $15,000,000.00 shall be immediately due and payable at the Payment Office without the necessity of any demand, whether or not a Default or Event of Default has occurred."

     4. By executing this Amendment, each of the Borrowers and the other Obligors confirms and acknowledges that, as of the date hereof, it has no defenses, offsets or counterclaims against any of the Obligations under the Loan Agreement or any of the Other Documents and that, as of the date hereof, all amounts outstanding under the Notes and any other Loan Document are owing to the Lenders without defense, off-set or counterclaim.

     5. All references to the "Agreement" or "this Agreement" in the Loan Agreement shall mean the Loan Agreement, as amended and reaffirmed by this Amendment. All references to the "Obligations" in the Loan Agreement shall mean and include the joint and several obligations of the Borrowers to the Lenders pursuant to the Loan Agreement and the Other Documents, as amended and reaffirmed pursuant to this Amendment, including, but not limited to the Borrowers' obligations under the Notes.

     6. By executing this Amendment, each of the Borrowers and Guarantors confirm and acknowledge that (i) the representations and warranties contained in
Article 5 of the Loan Agreement (pertaining to each of them) are true and correct as of the date hereof, (ii) after giving effect to this Amendment, the Borrowers are in compliance with all covenants contained in the Loan Agreement and all of the Other Documents, and (iii) after giving effect to this Amendment, no Event of Default, or an event which with the giving of notice or passage of time or both would constitute an Event of Default, has occurred and is continuing.

     7. By executing this Amendment, the Guarantors confirm and acknowledge effective as of the date hereof, all of the terms and provisions of the Guaranties and any amendments, renewals, modifications or supplements thereto, or substitutions therefor, shall remain unchanged and continue in full force and effect on the date hereof, and by executing this Amendment, the Guarantors confirm the continued validity of such Guaranties.

     8. By executing this Amendment, the parties hereto confirm the continued accuracy of all Schedules and Exhibits attached to and made a part of the Loan Agreement and the Other Documents. If any such Schedule or Exhibit is no longer fully accurate or needs updating, such revised or updated Schedule or Exhibit shall be delivered to the Lenders concurrently with the execution of this Amendment and attached hereto and shall be deemed to replace the prior Schedule or Exhibit for all purposes of the Loan Agreement or such other Loan Document.

     9. As conditions precedent to the effectiveness of this Amendment, the following shall be delivered to the Lenders by or on behalf of the Obligors:

          a)     This  Amendment,  duly  executed  by  all  parties  hereto;

          b)     The  restated  Revolving  Credit  Notes,  duly executed by MSI;

          c) Resolutions of the Boards of Directors or managing members, as applicable, of each of MSI, MSUK and Sensors, certified on the date hereof by the Secretary of each such entity, authorizing: (i) the execution, delivery and performance of this Amendment; and (ii) the consummation of the transactions contemplated hereby and thereby;

          d) A certificate of the Secretary of each of MSI, MSUK and Sensors, dated the date hereof, certifying: as to the incumbency and signature of the officers or members, as applicable, executing each of the Loan Agreement and Other Documents and any other document to be delivered pursuant to any of such documents, together with evidence of the incumbency of such Secretary;

          e)     Payment  of the fees described in Section 16 of this Amendment;
and

          f) Such other approvals, opinions of counsel or documents as the Agent may reasonably request.

     10. This Amendment is incorporated by reference into the Loan Agreement and the Other Documents. Except as otherwise provided herein, all other provisions of the Loan Agreement and the Other Documents are hereby confirmed and ratified and shall remain in full force and effect as of the date of this Amendment

     11. By executing this Amendment, the Obligors confirm and acknowledge that the liens and security interests granted to the Agent for the ratable benefit of the Lenders pursuant to the Loan Agreement and the Other Documents are hereby continued and confirmed in all respects and shall continue to secure the repayment of all Obligations under the Loan Agreement, as amended hereby.

     12. The restated Revolving Credit Notes executed by MSI concurrently herewith shall (along with the Revolving Credit Notes executed by MSUK on February 28, 2001) be the "Revolving Credit Notes" for all purposes of the Loan Agreement and all of the Other Documents.

     13. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

     14. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors and/or assigns.

     15. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

     16. The Borrowers shall pay the Agent an amendment fee for the ratable benefit of the Lenders in the amount of $7,500.00 and shall reimburse Agent for all of its fees and expenses incurred in connection with this Amendment, including, without limitation, all reasonable attorneys fees and expenses of counsel to the Agent.

     17. In the event any provision of this Amendment or any other Loan Document executed and delivered in connection herewith shall be held invalid or unenforceable by a court of competent jurisdiction, such holdings shall not invalidate or render unenforceable any other provision hereof or thereof.

          IN WITNESS WHEREOF, each of the parties has signed this Amendment as of the day and year first above written.

                                        MEASUREMENT  SPECIALTIES,  INC.



                                        By:
                                           -------------------------------------
                                        Name:   Joseph  R.  Mallon,  Jr.
                                        Title:  Chief  Executive  Officer

                                        MEASUREMENT  SPECIALTIES  UK  LIMITED


                                        By:
                                           -------------------------------------
                                        Name:   Joseph  R.  Mallon,  Jr.
                                        Title:  Director

                                        FIRST  UNION  NATIONAL  BANK,
                                             as  Agent  and  Lender


                                        By:
                                           -------------------------------------
                                        Name:     Jack  Farr
                                        Title:     Senior  Vice  President

                                        THE  CHASE  MANHATTAN  BANK


                                        By:
                                           -------------------------------------
                                        Name:     Kathleen  Addison
                                        Title:     Vice  President

                                        FLEET NATIONAL BANK, successor by merger to Summit Bank


                                        By:
                                           -------------------------------------
                                        Name:   Cynthia  Colucci
                                        Title:  Vice  President



                       [Signatures Continued on Next Page]

AGREEING TO BE BOUND BY THE PROVISIONS HEREOF APPLICABLE TO THEM AND MAKING THE REPRESENTATIONS AND WARRANTIES MADE HEREIN BY THEM.

                                        IC  SENSORS,  INC.


                                        By:
                                           -------------------------------------
                                        Name:   Joseph  R.  Mallon,  Jr.
                                        Title:  President

                                        MEASUREMENT  LIMITED


                                        By:
                                           -------------------------------------
                                        Name:   Joseph  R.  Mallon,  Jr.
                                        Title:  Director

                                        JINGLIANG  ELECTRONICS
                                             (SHENZHEN)  CO.  LTD.

                                        By:
                                           -------------------------------------
                                        Name:   Joseph  R.  Mallon,  Jr.
                                        Title:  Director